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Exhibit 99.1

KCG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
	(In thousands, except per share amounts)
Revenues
Trading revenues, net	$116,202	$186,882	$270,509	$410,820
Commissions and fees	97,185	94,961	190,774	201,062
Interest, net	278	267	1,100	384
Investment income and other, net	2,930	37,804	9,586	53,072

Total revenues	216,595	319,914	471,969	665,338

Expenses
Employee compensation and benefits	98,391	76,092	164,393	173,678
Execution and clearance fees	68,849	73,742	141,644	147,376
Communications and data processing	38,961	36,376	77,981	72,033
Depreciation and amortization	19,582	22,234	38,621	44,139
Payments for order flow	15,077	13,090	32,198	25,745
Collateralized financing interest	11,495	9,609	23,256	18,772
Debt interest expense	9,688	9,191	19,018	18,683
Occupancy and equipment rentals	6,985	9,829	13,746	18,819
Professional fees	12,502	5,301	17,046	11,358
Business development	1,425	1,960	2,633	3,079
Other	9,342	7,925	17,539	17,126

Total expenses	292,297	265,349	548,075	550,808

(Loss) income before income taxes	(75,702)	54,565	(76,106)	114,530
Income tax (benefit) expense	(30,658)	21,011	(34,274)	43,811

Net income	$(45,044)	$33,554	$(41,832)	$70,719

Basic earnings per share	$(0.67)	$0.39	$(0.63)	$0.81

Diluted earnings per share	$(0.67)	$0.38	$(0.63)	$0.79

Shares used in computation of basic earnings per share	67,297	86,138	66,804	87,326

Shares used in computation of diluted earnings per share	67,297	88,214	68,804	89,125

The accompanying notes are an integral part of these consolidated financial statements.

KCG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
	(In thousands)
Net income	$(45,044)	$33,554	$(41,832)	$70,719
Other comprehensive income (loss):
Unrealized gain on available for sale securities, net of tax	77	16	247	84
Reclassification of realized gain from Other comprehensive income, net of tax	—	—	(2,956)	—
Cumulative translation adjustment, net of tax	223	(517)	660	(650)

Comprehensive income	$(44,744)	$33,053	$(43,881)	$70,153

The accompanying notes are an integral part of these consolidated financial statements.

KCG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	June 30, 2017	December 31, 2016
	(In thousands)
Assets
Cash and cash equivalents	$636,278	$632,234
Cash and cash equivalents segregated under federal and other regulations	3,000	3,000
Financial instruments owned, at fair value, including securities pledged to counterparties that had the right to deliver or repledge of $429,845 at June 30, 2017 and $314,720 at December 31, 2016:
Equities	2,181,161	2,343,033
Debt securities	59,322	127,237
U.S. government and non-U.S. government obligations	56,957	50,461
Listed options	22,604	19,100
Other		30

Total financial instruments owned, at fair value	2,320,044	2,539,861
Collateralized agreements:
Securities borrowed	1,599,118	1,688,222
Receivable from brokers, dealers and clearing organizations	747,721	832,785
Fixed assets and leasehold improvements, less accumulated depreciation and amortization	163,994	151,645
Investments	25,137	30,979
Goodwill and Intangible assets, less accumulated amortization	100,983	100,338
Deferred tax asset, net	110,755	109,861
Income taxes receivable	39,068	—
Assets of business held for sale	—	8,194
Other assets	172,202	164,168

Total assets	$5,918,300	$6,261,287

Liabilities and equity
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,788,771	$1,821,957
Listed options	46,462	12,961
Debt securities	32,956	123,561
U.S. government and non-U.S. government obligations	22,365	87,661
Other financial instruments	100	—

Total financial instruments sold, not yet purchased, at fair value	1,890,654	2,046,140
Collateralized financings:
Securities loaned	485,500	372,631
Financial instruments sold under agreements to repurchase	801,202	1,027,775
Other collateralized financings	50,000	100,000

Total collateralized financings	1,336,702	1,500,406
Payable to brokers, dealers and clearing organizations	624,164	518,900
Payable to customers	49,409	23,580
Accrued compensation expense	86,438	132,406
Accrued expenses and other liabilities	158,135	156,828
Income taxes payable	—	71,391
Debt	456,013	454,353

Total liabilities	4,601,515	4,904,004

Equity
Class A Common Stock
Shares authorized: 1,000,000 at June 30, 2017 and December 31, 2016; Shares issued: 93,877 at June 30, 2017 and 90,309 at December 31, 2016; Shares outstanding: 68,657 at June 30, 2017 and 67,192 at December 31, 2016	939	903
Additional paid-in capital	1,473,073	1,439,412
Retained earnings	150,232	192,064
Treasury stock, at cost; 25,220 shares at June 30, 2017 and 23,116 shares at December 31, 2016	(307,657)	(277,343)
Accumulated other comprehensive (loss) income	198	2,247

Total equity	1,316,785	1,357,283

Total liabilities and equity	$5,918,300	$6,261,287

The accompanying notes are an integral part of these consolidated financial statements.

KCG HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the six months ended June 30, 2017

(Unaudited)

	Class A Common Stock
					Treasury Stock		Accumulated other comprehensive (loss) income
			Additional Paid-In Capital	Retained Earnings				Total Equity
(in thousands)	Shares	Amount			Shares	Amount
Balance, December 31, 2016	90,309	$903	$1,439,412	$192,064	(23,116)	$(277,343)	$2,247	$1,357,283
KCG Class A Common Stock repurchased	—	$—	$—	$—	(2,104)	$(30,314)	$—	$(30,314)
Stock-based compensation and Options & Warrants exercised	3,568	36	33,661	—	—	—	—	33,697
Unrealized gain on available for sale securities, net of tax	—	—	—	—	—	—	247	247
Reclassification of realized gain from Other comprehensive income, net of tax	—	—	—	—	—	—	(2,956)	(2,956)
Cumulative translation adjustment, net of tax	—	—	—	—	—	—	660	660
Net income	—	—	—	(41,832)	—	—	—	(41,832)

Balance, June 30, 2017	93,877	$939	$1,473,073	$150,232	(25,220)	$(307,657)	$198	$1,316,785

The accompanying notes are an integral part of these consolidated financial statements.

KCG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended June 30,
	2017	2016
	(In thousands)
Cash flows from operating activities
Net income (loss)	$(41,832)	$70,719
Adjustments to reconcile Net income (loss) to net cash provided by operating activities
Depreciation and amortization	38,621	44,139
Stock and unit-based compensation	3,158	24,949
Realized gain on sale of assets and investments	(4,834)	(36,195)
Realized gain on repurchase of debt	—	(3,676)
Unrealized gain on investments	(1,103)	(6,971)
Other	513	—
(Increase) decrease in operating assets
Cash and cash equivalents segregated under federal and other regulations
Financial instruments owned, at fair value	219,817	(361,665)
Securities borrowed	89,104	(252,014)
Receivable from brokers, dealers and clearing organizations	85,064	(637,396)
Other assets	(14,595)	(9,386)
Increase (decrease) in operating liabilities
Financial instruments sold, not yet purchased, at fair value	(155,486)	248,117
Securities loaned	112,868	547,911
Financial instruments sold under agreements to repurchase	(226,573)	(59,004)
Other collateralized financing	(50,000)	—
Payable to brokers, dealers and clearing organizations	105,263	409,021
Payable to customers	25,828	66,293
Accrued compensation expense	(28,133)	(55,185)
Accrued expenses and other liabilities	(2,732)	18,824
Income taxes payable	(110,459)	—

Net cash provided by operating activities	44,489	13,241

Cash flows from investing activities
Cash received from sale of KCG Hotspot	6,492	6,552
Cash received from sale of assets	—	21,220
Cash received from sale of investments and redemptions from investments	8,784	52,948
Purchases of fixed assets and leasehold improvements	(41,595)	(39,275)
Capitalization of software development costs	(20,458)	(17,370)
Purchases of investments	(869)	(3,300)

Net cash used in investing activities	(47,646)	20,775

Cash flows from financing activities
Repurchase of 6.875% Senior Secured Notes	—	(30,288)
Borrowings under capital lease obligations	17,257
Principal payments on capital lease obligations	(2,237)	(1,019)
Cost of common stock repurchased	(30,314)	(76,117)
Stock options exercised	5,147	—
Warrants exercised	16,119	—
Cost of warrants repurchased		(15,184)

Net cash used in financing activities	5,972	(122,608)

Effect of exchange rate changes on cash and cash equivalents	1,229	(224)

Increase in cash and cash equivalents	4,044	(88,816)
Cash and cash equivalents at beginning of period	632,234	581,313

Cash and cash equivalents at end of period	$636,278	$492,497

Supplemental disclosure of cash flow information:
Cash paid for interest	$65,035	$40,416

Cash paid for income taxes	$75,382	$15,955

The accompanying notes are an integral part of these consolidated financial statements.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Organization and Description of the Business

        KCG Holdings, Inc. (collectively with its subsidiaries, "KCG" or the "Company") is a leading independent securities firm offering clients a range of services designed to address trading needs across asset classes, product types and time zones. The Company combines advanced technology with specialized client service across market making, agency execution and trading venues and also engages in principal trading via exchange-based electronic market making. KCG has multiple access points to trade global equities, options, fixed income, currencies and commodities via voice or automated execution.

        KCG was formed as a result of a strategic business combination (the "2013 Mergers") of Knight Capital Group, Inc. ("Knight") and GETCO Holding Company, LLC ("GETCO") in July 2013.

  Pending Merger with Virtu

        On April 20, 2017, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Virtu Financial, Inc., a Delaware corporation ("Virtu") and Orchestra Merger Sub, Inc., a Delaware corporation and indirect wholly owned subsidiary of Virtu ("Merger Sub"). The Merger Agreement provides for the merger of Merger Sub with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Virtu.

        Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of Class A common stock of the Company, par value $0.01 per share ("KCG Class A Common Stock"), issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Virtu, Merger Sub, any affiliate of Virtu or Merger Sub, or the Company, in each case immediately prior to the Effective Time, and (ii) Shares held by stockholders who have not voted in favor of the Merger and who have properly and validly perfected their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the Delaware General Corporation Law) will be canceled and converted into the right to receive $20.00 in cash without interest (the "Merger Consideration"), subject to applicable tax withholding. In accordance with the Merger Agreement, all unvested stock-based compensation awards that are outstanding as of immediately prior to the Effective Time shall accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time.

        The respective obligations of the Company, Virtu and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by the Company's stockholders, the receipt of certain required governmental approvals, the absence of any legal prohibitions, the accuracy of the representations and warranties (subject to customary materiality qualifiers) and compliance by the other party with its obligations under the Merger Agreement (subject to customary materiality qualifiers). The consummation of the Merger is not subject to a financing condition.

        Concurrently with the execution of the Merger Agreement, Virtu entered into a voting agreement with Jefferies LLC ("Jefferies"), a stockholder of the Company, which requires Jefferies to, among other things, vote all of its shares of KCG Class A Common Stock in favor of adoption of the Merger Agreement.

        The Company expects the Merger to close in the third quarter of 2017.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

1. Organization and Description of the Business (Continued)

        As of June 30, 2017, the Company's operating segments comprised the following: (i) Market Making; (ii) Global Execution Services; and (iii) Corporate and Other.

  Market Making

        The Market Making segment principally consists of market making in the cash, futures and options markets across global equities, options, fixed income, currencies and commodities. As a market maker, the Company commits capital on a principal basis by offering to buy securities from, or sell securities to, broker dealers, banks and institutions. The Company engages in principal trading in the Market Making segment direct to clients as well as in a supplemental capacity on exchanges, electronic communications networks ("ECNs") and alternative trading systems ("ATSs"). The Company is an active participant on all major global equity and futures exchanges and also trades on substantially all domestic electronic options exchanges. As a complement to electronic market making, the cash trading business handles specialized orders and also transacts on the OTC Bulletin Board marketplaces operated by the OTC Markets Group Inc. and the Alternative Investment Market of the London Stock Exchange ("AIM").

  Global Execution Services

        The Global Execution Services segment comprises agency-based trading and trading venues, offering execution services in global equities, options, futures and fixed income on behalf of institutions, banks and broker dealers. The Company earns commissions as an agent on behalf of clients as well as between principals to transactions; in addition, the Company will commit capital on behalf of clients as needed. Agency-based, execution-only trading in the segment is done primarily through a variety of access points including: (i) algorithmic trading and order routing in global equities and options; (ii) institutional sales traders executing program, block and riskless principal trades in global equities and exchange traded funds ("ETFs"); (iii) a fixed income ECN that also offers trading applications; and (iv) an ATS for U.S. equities.

        In September 2016, the Company completed the acquisition of Neonet Securities AB ("Neonet"). Neonet is an independent agency broker and execution specialist based in Stockholm, Sweden. The results of Neonet, beginning on the date of acquisition, are included in this segment. The Company does not consider this acquisition to be significant.

  Corporate and Other

        The Corporate and Other segment contains the Company's investments, principally in strategic trading-related opportunities; manages the deployment of capital across the organization; houses executive management functions; and maintains corporate overhead expenses and all other income and expenses that are not attributable to the Company's other segments. The Corporate and Other segment also contains functions that support the Company's other segments such as self-clearing services, including stock lending activities.

  Sales of Businesses

        In March 2016, KCG completed the sale of assets related to its retail U.S. options market making business.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

1. Organization and Description of the Business (Continued)

        In May 2016, KCG completed the sale of its business as an equities designated market maker ("DMM") on the New York Stock Exchange ("NYSE") to Citadel Securities LLC ("Citadel").

        The results of both the retail U.S. options market making business and the DMM business are included in the Market Making segment, up through the date of the respective sales.

        See Footnote 3 "Assets of Businesses Held for Sale & Sales of Businesses" for further information.

2. Significant Accounting Policies

  Basis of consolidation and form of presentation

        The accompanying unaudited Consolidated Financial Statements, prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"), should be read in conjunction with the audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016. These unaudited Consolidated Financial Statements include the accounts of the Company and its subsidiaries and reflect all normal and recurring adjustments that are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to U.S. Securities and Exchange Commission ("SEC") rules and regulations, although the Company believes that the disclosures herein are adequate to make the information presented not misleading. All significant intercompany transactions and balances have been eliminated. Interim period operating results may not be indicative of the operating results for a full year.

  Cash and cash equivalents

        Cash and cash equivalents include money market accounts, which are payable on demand, and short-term investments with an original maturity of less than 90 days. The carrying amount of such cash equivalents approximates their fair value due to the short-term nature of these instruments. These assets would be categorized as Level 1 in the fair value hierarchy if they were required to be recorded at fair value.

  Cash and cash equivalents segregated under federal and other regulations

        The Company maintains custody of customer funds and is obligated by rules and regulations mandated by the SEC to segregate or set aside cash and/or qualified securities to satisfy these regulations, which have been promulgated to protect customer assets. The amounts recognized as Cash and cash equivalents segregated under federal and other regulations approximate fair value. These assets would be categorized as Level 1 in the fair value hierarchy if they were required to be recorded at fair value.

  Market making, sales, trading and execution activities

        Financial instruments owned and Financial instruments sold, not yet purchased relate to market making and trading activities, and include listed and other equity securities, listed equity options and fixed income securities that are recorded on a trade date basis and are reported at fair value. Such

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Significant Accounting Policies (Continued)

financial instruments are netted by their respective long and short positions by CUSIP/ISIN number. Trading revenues, net, which comprises trading gains, net of trading losses on such financial instruments, are also recorded on a trade date basis.

        Commissions, which primarily comprise commission equivalents earned on institutional client orders and volume based fees earned from providing liquidity to other trading venues, as well as related expenses, are also recorded on a trade date basis.

        The Company's third party clearing agreements call for payment or receipt of interest income, net of transaction-related interest charged by such clearing brokers, for facilitating the settlement and financing of securities transactions. Interest income and interest expense which have been netted within Interest, net on the Consolidated Statements of Operations are as follows (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
Interest Income	$4,681	$2,896	$8,659	$6,004
Interest Expense	(4,403)	(2,629)	(7,559)	(5,620)

Interest, net	$278	$267	$1,100	$384

        Dividend income relating to financial instruments owned and dividend expense relating to financial instruments sold, not yet purchased, are derived primarily from the Company's market making activities and are included as a component of Trading revenues, net on the Consolidated Statements of Operations. Trading revenues, net includes dividend income and expense as follows (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
Dividend Income	$13,342	$13,013	$23,702	$24,933
Dividend Expense	$(13,063)	$(11,565)	$(22,392)	$(20,714)

        Payments for order flow represent payments to broker dealer clients, in the normal course of business, for directing their order flow in U.S. equities and, prior to the sale of the retail U.S. options market making business, options to the Company.

  Fair value of financial instruments

        The Company values its financial instruments using a hierarchy of fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

        The fair value hierarchy can be summarized as follows:

  •
  Level 1—Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Significant Accounting Policies (Continued)

  •
  Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

  •
  Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

        Changes in fair value are recognized in earnings each period for financial instruments that are carried at fair value. See Footnote 4 "Fair Value" for a description of valuation methodologies applied to the classes of financial instruments at fair value.

  Collateralized agreements and financings

        Collateralized agreements consist of securities borrowed. Collateralized financings primarily comprise securities loaned and financial instruments sold under agreements to repurchase.

  •
  Securities borrowed and securities loaned transactions are recorded at the amount of cash collateral advanced or received. Securities borrowed transactions facilitate the securities settlement process and require the Company to deposit cash or other collateral with the lender. Securities loaned transactions help finance the Company's securities inventory whereby the Company lends stock to counterparties in exchange for the receipt of cash or other collateral from the borrower. In these transactions, the Company receives or posts cash or other collateral in an amount generally in excess of the market value of the applicable securities borrowed or loaned. The Company monitors the market value of securities borrowed or loaned on a daily basis, and obtains additional collateral or refunds excess collateral as necessary.

  •
  Financial instruments sold under agreements to repurchase and other collateralized financings are used to finance inventories of securities and other financial instruments and are recorded at their contractual amount. The Company has entered into bilateral and tri-party term and overnight repurchase and other collateralized financing agreements which bear interest at negotiated rates. The Company receives cash and makes delivery of financial instruments to a custodian who monitors the market value of these instruments on a daily basis. The market value of the instruments delivered must be equal to or in excess of the principal amount loaned under the repurchase agreements plus the agreed upon margin requirement. The custodian may request additional collateral, if appropriate.

        The Company's securities borrowed, securities loaned, financial instruments sold under agreements to repurchase and other collateralized financings are recorded at amounts that approximate fair value. These items are recorded based upon their contractual terms and are not materially sensitive to shifts in interest rates because they are short-term in nature and are substantially collateralized pursuant to the terms of the underlying agreements. These items would be categorized as Level 2 in the fair value hierarchy if they were required to be recorded at fair value.

  Investments

        Investments primarily comprise noncontrolling equity ownership interests in trading-related businesses and are held by the Company's non-broker dealer subsidiaries. These investments are accounted for under the equity method, at cost, or at fair value. The equity method of accounting is

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Significant Accounting Policies (Continued)

used when the Company has significant influence over the operating and financial policies of the investee. Investments are held at cost, less impairment if any, when the investment does not have a readily determined fair value, and the Company is not considered to exert significant influence over operating and financial policies of the investee. Investments that are publicly traded and where the Company does not exert significant influence on operating and financial policies are held at fair value and accounted for as available for sale securities and any unrealized gains or losses are recorded net of tax in Other comprehensive income.

        Investments accounted for under the equity method or held at cost are reviewed on an ongoing basis to determine whether the carrying values of the investments have been impaired. If the Company determines that an impairment loss on an investment has occurred due to a decline in fair value or other conditions, the investment is written down to its estimated fair value.

        Included in the Company's investments are assets supporting a non-qualified deferred compensation plan for certain employees. This plan provides a return to the participants based upon the performance of various investments. In order to hedge its liability under this plan, the Company generally acquires the underlying investments and holds such investments until the deferred compensation liabilities are satisfied. Changes in value of such investments are recorded in Investment income and other, net, with a corresponding charge or credit to Employee compensation and benefits on the Consolidated Statements of Operations. Deferred compensation investments primarily consist of mutual funds, which are accounted for at fair value.

  Goodwill and intangible assets

        The Company tests goodwill and intangible assets with an indefinite useful life for impairment annually or when an event occurs or circumstances change that signifies that the carrying amounts may not be recoverable. Specific events and changes that could adversely affect the Company's assessment of its Goodwill, which is all related to its Market Making reporting unit, include the following factors that are significant inputs into its fair value calculations of its reporting units and drive the Company's revenue and expense assumptions:

  •
  the inability to manage trading strategy performance and grow revenues and earnings;

  •
  changes in market structure, legislative, regulatory or financial reporting rules, including the increased focus by Congress, federal and state regulators, the self-regulatory organizations and the media on market structure issues, and in particular, the scrutiny of high frequency trading, alternative trading systems, market fragmentation, colocation, access to market data feeds, and remuneration arrangements such as payment for order flow and exchange fee structures;

  •
  future changes to the Company's organizational structure and management;

  •
  the Company's ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by the Company's customers and potential customers;

  •
  the Company's ability to keep up with technological changes;

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Significant Accounting Policies (Continued)

  •
  the Company's ability to effectively identify and manage market risk, operational and technology risk, cybersecurity risk, legal risk, liquidity risk, reputational risk, counterparty and credit risk, international risk, regulatory risk, and compliance risk;

  •
  the effects of increased competition and the Company's ability to maintain and expand market share;

  •
  changes in discount and growth rates used by the Company in its fair value models; and

  •
  the Company's ability to manage its costs.

        The Company amortizes intangible assets with finite lives on a straight line basis over their estimated useful lives and tests for recoverability whenever events indicate that the carrying amounts may not be recoverable. The Company capitalizes certain costs associated with the acquisition or development of internal-use software and amortizes the software over its estimated useful life of three years, commencing at the time the software is placed in service.

  Payable to customers

        Payable to customers primarily relate to amounts due on cash and margin transactions. Due to their short-term nature, such amounts approximate fair value.

  Repurchases of common stock

        The Company may repurchase shares of KCG Class A Common Stock in the open market or through privately negotiated transactions. The Company may structure such repurchases as either a purchase of treasury stock or a retirement of shares. The Company records its purchases of treasury stock, which include shares repurchased in satisfaction of tax withholding obligations upon vesting of restricted awards, at cost as a separate component of stockholders' equity. The Company may re-issue treasury stock, at average cost, for the acquisition of new businesses and in certain other circumstances. For shares that are retired, the Company records its repurchases at cost, as a reduction in KCG Class A Common Stock for the par value of such retired shares and a reduction in Retained earnings for the balance.

  Repurchases of warrants

        As discussed in Footnote 15 "Warrants and Stock Repurchases", in connection with the 2013 Mergers, the Company issued Class A, Class B and Class C warrants to acquire shares of KCG Class A Common Stock ("Warrants"). The Company may repurchase Warrants through privately negotiated transactions. The Company records the total cost of its purchases of Warrants as a reduction in Additional paid-in capital.

  Repurchases of debt

        The Company may repurchase its 6.875% Senior Secured Notes in the open market or through privately negotiated transactions. The Company records its purchases of debt as a reduction in Debt for the par value repurchased as well as a prorated reduction of original issue discount and capitalized issuance costs. Total cost also includes accrued interest on the repurchased debt, which is included in

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Significant Accounting Policies (Continued)

Accrued expenses and other liabilities. The Company will record a gain to the extent that it repurchases debt at a price that is less than par value less the applicable original issue discount and capitalized issuance costs. Such gains are included within Investment income and other, net on the Consolidated Statements of Operations.

  Foreign currency translation and foreign currency forward contracts

        The Company's foreign subsidiaries generally use the U.S. dollar as their functional currency. The Company also has subsidiaries that utilize a functional currency other than the U.S. dollar, comprising its Indian subsidiary, which utilizes the Indian Rupee and, beginning in the third quarter of 2016, Neonet, which utilizes the Swedish Krona. None of these non-U.S. dollar functional currency subsidiaries are significant to the Company's Consolidated Financial Statements.

        Assets and liabilities of these non-U.S. dollar functional currency subsidiaries are translated at exchange rates at the end of a period. Revenues and expenses are translated at average exchange rates during the period. Gains and losses resulting from translating foreign currency financial statements into U.S. dollars are included in Accumulated other comprehensive (loss) income on the Consolidated Statements of Financial Condition and Cumulative translation adjustment, net of tax on the Consolidated Statements of Comprehensive Income.

        Gains or losses resulting from foreign currency transactions are included in Investment income and other, net on the Company's Consolidated Statements of Operations. For the three months ended June 30, 2017 and 2016, the Company recorded gains of $0.1 million and $0.5 million, respectively, on foreign currency transactions. For the six months ended June 30, 2017 and 2016, the Company recorded gains of $0.1 million and $0.9 million, respectively, on foreign currency transactions.

        The Company seeks to reduce the impact of fluctuations in foreign exchange rates on its net investment in certain non-U.S. operations through the use of foreign currency forward contracts. For foreign currency forward contracts designated as hedges, the Company assesses its risk management objectives and strategy, including identification of the hedging instrument, the hedged item and the risk exposure and how effectiveness is to be assessed prospectively and retrospectively. The effectiveness of the hedge is assessed based on the overall changes in the fair value of the forward contracts. For qualifying net investment hedges, any gains or losses, to the extent effective, are included in Accumulated other comprehensive (loss) income on the Consolidated Statements of Financial Condition and Cumulative translation adjustment, net of tax, on the Consolidated Statements of Comprehensive Income. The ineffective portion, if any, is recorded in Investment income and other, net on the Consolidated Statements of Operations.

  Stock and unit based compensation

        Stock and unit based compensation is primarily measured based on the grant date fair value of the awards. These costs are amortized over the requisite service period, if any. Expected forfeitures are considered in determining stock-based employee compensation expense.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Significant Accounting Policies (Continued)

  Soft dollar expense

        Under a commission management program, the Company allows institutional clients to allocate a portion of their gross commissions to pay for research and other services provided by third parties. As the Company acts as an agent in these transactions, it records such expenses on a net basis within Commissions and fees on the Consolidated Statements of Operations.

  Depreciation, amortization and occupancy

        Fixed assets are depreciated on a straight-line basis over their estimated useful lives of three to seven years. Leasehold improvements are being amortized on a straight-line basis, upon occupancy of the location, over the shorter of the term of the related office lease or the expected useful life of the assets. The Company reviews fixed assets and leasehold improvements for impairment, as well as their remaining useful lives whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable.

        The Company recognizes rent expense under operating leases with fixed rent escalations, lease incentives and free rent periods on a straight-line basis over the lease term beginning on the date the Company takes possession of or controls the use of the space, including during free rent periods.

  Lease loss accrual

        The Company's policy is to identify excess real estate capacity and where applicable, accrue for related future costs, net of projected sub-lease income upon the date the Company ceases to use the excess real estate. Such accrual is adjusted to the extent the actual terms of sub-leased property differ from the previous assumptions used in the calculation of the accrual.

  Income taxes

        The Company is a corporation subject to U.S. corporate income tax as well as non-U.S. income taxes in the jurisdictions in which it operates. The Company records deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and measures them using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. The Company evaluates the recoverability of future tax deductions by assessing the adequacy of future expected taxable income from all sources, including reversal of temporary differences and forecasted operating earnings.

  Variable interest entities

        A variable interest entity ("VIE") is an entity that lacks one or more of the following characteristics (i) the total equity investment at risk is sufficient to enable the entity to finance its activities independently and (ii) the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity.

        The Company will be considered to have a controlling financial interest and will consolidate a VIE if it has both (i) the power to direct the activities of the VIE that most significantly impact the VIE's

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Significant Accounting Policies (Continued)

economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

        Since January 2015, the Company has owned 50% of the voting shares and 50% of the equity of a joint venture ("JV") which maintains microwave communication networks in the U.S. and Europe, and which is considered to be a VIE. The Company and its JV partner each pay monthly fees for the use of the microwave communication networks in connection with their respective trading activities, and the JV may sell excess bandwidth that is not utilized by the JV members to third parties.

        In October 2016, the Company invested in another JV with nine other parties. Each party owns 10% of the voting shares and 10% of the equity of this JV, which is building microwave communication networks in the U.S. and Asia, and which is considered to be a VIE. The Company and all of its JV partners each pay monthly fees for the funding of the construction of the microwave communication networks. When completed, this JV may sell excess bandwidth that is not utilized by its joint venture members to third parties.

        In each of the JVs, the Company does not have the power to direct the activities of the VIE that most significantly impact the VIE's economic performance; therefore it does not have a controlling financial interest in the JVs and does not consolidate the JVs. The Company records its interest in the JVs under the equity method of accounting and records its investment in the JVs within Investments and its amounts payable for communication services provided by the JVs within Accrued expenses and other liabilities on the Consolidated Statements of Financial Condition. The Company records its pro-rata share of the JVs earnings or losses within Investment income and other, net and fees related to the use of communication services provided by the JVs within Communications and data processing on the Consolidated Statements of Operations.

        The Company's exposure to the obligations of these VIEs is generally limited to its interests in each respective JV, which is the carrying value of the equity investment in each JV.

        The following table presents the Company's nonconsolidated VIEs at June 30, 2017 (in thousands):

	Carrying Amount
			Maximum Exposure to loss
	Asset	Liability		VIEs' assets
Equity investment	$16,920	$—	$15,619	$40,581

        The following table presents the Company's nonconsolidated VIE at December 31, 2016 (in thousands):

	Carrying Amount
			Maximum Exposure to loss
	Asset	Liability		VIE's assets
Equity investment	$14,822	$500	$14,822	$36,715

  Use of estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Significant Accounting Policies (Continued)

contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

  Recently adopted accounting guidance

        In March 2016, the FASB issued an ASU which simplifies several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures and classification on the statement of cash flows. The Company adopted this ASU prospectively as of January 1, 2017. Following the adoption of this ASU:

  •
  the Company records all excess tax benefits and tax deficiencies as an income tax benefit or expense in the Consolidated Statements of Operations in the period in which they are realized. Previously such excess tax benefits and deficiencies were recorded within Additional paid-in capital on the Consolidated Statements of Financial Condition, although in certain circumstances tax deficiencies could have been recognized as income tax expense.

  •
  excess tax benefits and tax deficiencies are classified in operating activities, specifically within changes in Accrued expenses and other liabilities, in the Consolidated Statements of Cash Flows. Prior to the adoption of this ASU, the Company reported excess tax benefits and tax deficiencies as a financing activity on its Consolidated Statements of Cash Flows.

  •
  the Company no longer includes any assumed proceeds of any windfall tax benefits when applying the treasury stock method for computing diluted EPS. This may result in higher diluted shares outstanding for EPS calculations.

  •
  the Company elected to continue to estimate its forfeiture rate on grant date. Therefore, a cumulative effect adjustment was not necessary upon adoption of this ASU.

  Recent accounting guidance to be adopted in future periods

        In May 2014, the FASB issued an ASU that updates the principles for recognizing revenue. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In March 2016, the FASB issued an ASU to clarify guidance on principal versus agent evaluation considerations and whether an entity reports revenue on a gross or net basis. These ASUs will be effective for interim and annual reporting periods beginning after December 15, 2017. Early adoption is permitted for reporting periods beginning after December 15, 2016. The Company has not yet determined its transition approach. Because the guidance does not apply to revenue associated with securities trading activities that are accounted for under other GAAP, the Company does not expect the guidance to have a material impact on its Consolidated Statements of Operations most closely associated with financial instruments, including Trading revenues, net, Commissions and fees, and Interest, net. The Company's implementation efforts include the identification of revenue within the scope of the guidance and the evaluation of certain revenue contracts. The Company's evaluation of the impact of the new guidance on its Consolidated Financial Statements is ongoing, and it continues to evaluate the timing of recognition for various revenues, including soft dollar related activity, which may be impacted depending on the features of the

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Significant Accounting Policies (Continued)

client arrangements and the presentation of certain contract costs (whether presented gross or offset against revenues).

        In January 2016, the FASB issued an ASU that provides entities guidance for the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective for reporting periods beginning after December 15, 2018 and early adoption is permitted under a modified retrospective approach for certain financial liabilities as specified in this ASU. The Company does not expect the adoption of this ASU to have an impact on its Consolidated Financial Statements.

        In February 2016, the FASB issued an ASU which requires lessees to recognize a right-to-use asset and a lease obligation for all leases. Lessees are permitted to make an accounting policy election to not recognize an asset and liability for leases with a term of twelve months or less. Additional qualitative and quantitative disclosures, including significant judgments made by management, will be required. The guidance is effective for reporting periods beginning after December 15, 2018 and early adoption is permitted under a modified retrospective approach. The Company is evaluating the impact of this ASU on its Consolidated Financial Statements.

        In August 2016, the FASB issued an ASU which clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This ASU is effective for reporting periods beginning after December 15, 2017 and early adoption is permitted. The Company does not expect the adoption of this ASU to have a significant impact on its Consolidated Financial Statements.

        In November 2016, the FASB issued an ASU which requires that cash segregated for regulatory and other purposes, generally described as restricted cash or restricted cash equivalents, be included in cash and cash equivalents disclosed in the statements of cash flows. The guidance is effective for all reporting periods beginning after December 15, 2017. Early adoption is permitted and must be applied retrospectively to all periods presented within the statement of cash flows. The Company does not expect the adoption of this ASU to have an impact on its Consolidated Financial Statements.

        In January 2017, the FASB issued an ASU which simplifies the accounting for goodwill impairments. This ASU eliminates the two-step process that required identification of potential impairment and a separate measure of the actual impairment. Goodwill impairment charges, if any, would be determined by reducing the goodwill balance by the difference between the carrying value and the reporting unit's fair value. The impairment charge would be limited to the carrying value of goodwill. This ASU is effective for annual and interim impairment tests for periods beginning after December 15, 2021. Early adoption is allowed for annual and interim impairment tests occurring after January 1, 2017. The Company does not expect the adoption of this ASU to have a significant impact on its Consolidated Financial Statements.

        In January 2017, the FASB issued an ASU to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The ASU is effective for reporting periods beginning after December 15, 2017. The Company does not expect the adoption of this ASU to have a significant impact on its Consolidated Financial Statements.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

3. Assets of Business Held for Sale & Sales of Businesses

        In March 2015, the Company sold its spot institutional foreign exchange ECN, KCG Hotspot, to Bats Global Markets, Inc. ("Bats"). As part of the sale, the Company and Bats have agreed to share certain tax benefits, which could result in future payments to the Company of up to approximately $70.0 million in the three-year period following the close, consisting of a $50.0 million payment in 2018 and annual payments of up to $6.6 million per year (the "Annual Payments"), from 2016 up to and including 2018. On March 1, 2017, Bats merged with CBOE Holdings, Inc. ("CBOE") (the "Bats Merger"). The remaining Annual Payments are contingent on CBOE generating sufficient taxable net income to receive the tax benefits.

        The Company has elected the fair value option related to the receivable from Bats and considers the receivable to be a Level 2 asset in the fair value hierarchy as the fair value is derived from observable significant inputs such as contractual cash flows and market discount rates. KCG received the first and second Annual Payments of $6.6 million and $6.5 million in March 2016 and 2017, respectively. The remaining additional potential payments of $56.8 million are recorded at a fair value of $54.7 million in Other assets on the Consolidated Statement of Financial Condition as of June 30, 2017.

        In accordance with the Company's strategic review of its businesses and evaluation of their potential value in the marketplace relative to their current and expected returns, KCG determined in 2015 that certain of its businesses including its DMM and retail options market making businesses, were no longer considered core to its strategy.

        Assets of businesses held for sale are recorded at the lower of their book value or their estimated fair value and are reported as Assets of business held for sale on the Consolidated Statements of Financial Condition. Included in the $8.2 million of Assets of business held for sale at December 31, 2016 were assets related to a technology platform. At March 31, 2017, the Company determined that this business was no longer held for sale and as a result, reclassified the assets back to intangible assets on the Consolidated Statements of Financial Condition. The Company does not have any businesses that are considered to be held for sale at June 30, 2017. See Footnote 9 "Goodwill and Intangible Assets" for further details.

        Assets related to the Company's retail options market making business, which were sold to a third party in March 2016 resulted in a gain of $2.9 million, which is included in Investment income and other, net on the Consolidated Statement of Operations for the six months ended June 30, 2016. The DMM business was sold to Citadel in May 2016. As charges were recorded in the fourth quarter of 2015 to reflect the estimated fair value of this held for sale business, no gain or loss on sale was recorded in 2016.

        The assets of businesses held for sale as December 31, 2016 are summarized as follows (in thousands):

December 31, 2016
Assets:
Intangible assets, net of accumulated amortization	$8,194

Total assets of businesses held for sale	$8,194

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

4. Fair Value

        The Company's financial instruments recorded at fair value have been categorized based upon a fair value hierarchy in accordance with accounting guidance, as described in Footnote 2 "Significant Accounting Policies." The following fair value hierarchy table presents information about the Company's financial assets and liabilities measured at fair value (in thousands):

	Assets and Liabilities Measured at Fair Value on a Recurring Basis
June 30, 2017	Level 1	Level 2	Level 3	Total
Assets
Financial instruments owned, at fair value:
Equities	$2,181,161	$—	$—	$2,181,161
Corporate debt	59,322	—	—	59,322
U.S. government and Non-U.S. government obligations	56,957	—	—	56,957
Listed options	22,604	—	—	22,604

Total Financial instruments owned, at fair value	2,320,044	—	—	2,320,044
Investments(1)	2,504	2,020	—	4,524
Other(2)	—	54,747	2,853	57,600

Total assets held at fair value	$2,322,548	$56,767	$2,853	$2,382,168

Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,788,771	$—	$—	$1,788,771
Corporate debt	32,956	—	—	32,956
U.S. government and Non-U.S. government obligations	22,365	—	—	22,365
Listed options	46,462	—	—	46,462
Foreign currency forward contracts	—	100	—	100

Total liabilities held at fair value	$1,890,554	$100	$—	$1,890,654

(1)
Investments comprise $2.5 million of Level 1 investments in CME Group and $2.0 million of Level 2 investments primarily related to deferred compensation investments, all of which are included within Investments on the Consolidated Statements of Financial Condition. See Footnote 8 "Investments" for additional information.

(2)
Other primarily consists of a $54.7 million receivable from Bats related to the sale of KCG Hotspot and a $2.9 million receivable from the sale of an investment, both of which are included within Other Assets on the Consolidated Statements of Financial Condition.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

4. Fair Value (Continued)

	Assets and Liabilities Measured at Fair Value on a Recurring Basis
December 31, 2016	Level 1	Level 2	Level 3	Total
Assets
Financial instruments owned, at fair value:
Equities	$2,343,033	$—	$—	$2,343,033
Corporate debt	127,237	—	—	127,237
U.S. government and Non-U.S. government obligations	50,461	—	—	50,461
Listed options	19,100	—	—	19,100
Foreign currency forward contracts	—	30	—	30

Total Financial instruments owned, at fair value	2,539,831	30	—	2,539,861
Investments(1)	9,198	2,286	—	11,484
Other(2)	—	60,538	2,846	63,384

Total assets held at fair value	$2,549,029	$62,854	$2,846	$2,614,729

Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,821,957	$—	$—	$1,821,957
Listed options	12,961	—	—	12,961
U.S. government obligations	87,661	—	—	87,661
Corporate debt	123,561	—	—	123,561

Total liabilities held at fair value	$2,046,140	$—	$—	$2,046,140

(1)
Investments comprise $9.2 million of Level 1 investments in CME Group and Bats and also includes $2.3 million of Level 2 investments primarily related to deferred compensation investments, all of which are included within Investments on the Consolidated Statements of Financial Condition. See Footnote 8 "Investments" for additional information.

(2)
Other primarily consists of a $60.5 million receivable from Bats related to the sale of KCG Hotspot and a $2.8 million receivable from the sale of an investment, both of which are included in Other assets on the Consolidated Statements of Financial Condition.

        The Company's derivative financial instruments are also held at fair value. See Footnote 5 "Derivative Financial Instruments" for further information.

        The Company's equities, listed options, U.S. government and non-U.S. government obligations, corporate debt and strategic investments that are publicly traded and for which the Company does not exert significant influence on operating and financial policies are generally classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices or broker or dealer quotations with reasonable levels of price transparency.

        The types of instruments that trade in markets that are not considered to be active, but are valued based on observable inputs such as quoted market prices or alternative pricing sources with reasonable levels of price transparency are generally classified within Level 2 of the fair value hierarchy.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

4. Fair Value (Continued)

        As of June 30, 2017 and December 31, 2016, a receivable related to the sale of an investment was classified within Level 3 of the fair value hierarchy.

        There were no transfers of assets or liabilities held at fair value between levels of the fair value hierarchy for any periods presented.

        The following is a summary of changes in fair value of the Company's financial assets that have been categorized within Level 3 of the fair value hierarchy at June 30, 2017 and December 31, 2016 (in thousands):

	Level 3 Financial Assets as of June 30, 2017
	Balance at January 1, 2017	Realized gains(losses) during period	Unrealized gains (losses) during the period	Purchases	Sales	Settlements	Issuances	Transfers in or (out) of Level 3	Balance at June 30, 2017
Receivable from sold investment	$2,846	$—	$7	$—	$—	$—	$—	$—	$2,853

	Level 3 Financial Assets as of December 31, 2016
	Balance at January 1, 2016	Realized gains(losses) during period	Unrealized gains (losses) during the period	Purchases	Sales	Settlements	Issuances	Transfers in or (out) of Level 3	Balance at December 31, 2016
Receivable from sold investment	$5,789	$—	$980	$—	$—	$(3,923)	$—	$—	$2,846

        Unrealized gains or losses are included within Investment income and other, net on the Consolidated Statements of Operations.

        The following is a description of the valuation basis, techniques and significant inputs used by the Company in valuing its Level 2 and Level 3 assets and liabilities.

  Foreign currency forward contracts

        At June 30, 2017 and December 31, 2016, the Company had a foreign currency forward contract with a notional value of 600.0 million Indian Rupees ($9.2 million) and 735.0 million Indian Rupees ($11.3 million) respectively. This forward contract is used to hedge the Company's investment in its Indian subsidiary.

        The fair value of these forward contracts were determined based upon spot foreign exchange rates and dealer quotations.

  Investments

        Investments primarily include deferred compensation investments which comprise investments in liquid mutual funds that the Company acquires to hedge its obligations to employees under certain non-qualified deferred compensation arrangements. These mutual fund investments can generally be redeemed at any time and are valued based upon quoted market prices.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

4. Fair Value (Continued)

  Other

        Other primarily consists of the fair value of the Company's receivable from Bats/CBOE from the sale of KCG Hotspot as more fully described in Footnote 3 "Assets of Business Held for Sale & Sales of Businesses".

        The Company has elected the fair value option related to its receivable from Bats/CBOE. It considers the receivable to be a Level 2 asset in the fair value hierarchy as the fair value is derived from observable significant inputs such as contractual cash flows and market discount rates.

        The Company has elected the fair value option related to a receivable originating from the sale of an investment which is classified within Level 3 of the fair value hierarchy. As of June 30, 2017, the range of undiscounted amounts the Company may receive for this receivable is between $0 and $4.6 million. The valuation of this financial instrument was based upon the use of a model developed by Company management. Inputs into this model were based upon risk profiles of similar financial instruments in the market and reflects management's judgment relating to the appropriate discount on the receivable as well as a financial assessment of the debtor. To the extent that valuations based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Movements in these unobservable inputs would not materially impact the Company's results of operations.

5. Derivative Financial Instruments

        The Company enters into derivative transactions as part of its trading activities and to manage foreign currency exposure. Cash flows associated with such derivative activities are included in cash flows from operating activities on the Consolidated Statements of Cash Flows.

        During the normal course of business, the Company enters into futures contracts. These financial instruments are subject to varying degrees of risks whereby the fair value of the securities underlying the financial instruments may be in excess of, or less than, the contract amount. The Company is obligated to post collateral against certain futures contracts.

        The Company has entered into and may continue to enter into International Swaps and Derivative Association, Inc. ("ISDA") master netting agreements with counterparties. Master agreements provide protection in bankruptcy in certain circumstances and, where legally enforceable, enable receivables and payables with the same counterparty to be settled or otherwise eliminated by applying amounts due against all or a portion of an amount due from the counterparty or a third party. The Company may also enter into bilateral trading agreements and other customer agreements that provide for the netting of receivables and payables with a given counterparty as a single net obligation.

        Under the ISDA master netting agreements, the Company typically also executes credit support annexes, which provide for collateral, either in the form of cash or securities, to be posted or paid by a counterparty based on the fair value of the derivative receivable or payable based on the rates and parameters established in the credit support annex. In the event of counterparty's default, provisions of the ISDA master agreement permit acceleration and termination of all outstanding transactions covered by the agreement such that a single amount is owed by, or to, the non-defaulting party. Any collateral posted can be applied to the net obligations, with any excess returned and the collateralized party has a

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

5. Derivative Financial Instruments (Continued)

right to liquidate the collateral. Any residual claim after netting is treated along with other unsecured claims in bankruptcy court.

        The Company is also a party to clearing agreements with various central clearing parties. Under these arrangements, the central clearing counterparty facilitates settlement between counterparties based on the net payable owed or receivable due and, with respect to daily settlement, cash is generally only required to be deposited to the extent of the net amount. In the event of default, a net termination amount is determined based on the market values of all outstanding positions and the clearing organization or clearing member provides for the liquidation and settlement of the net termination amount among all counterparties to the open derivative contracts.

        The following tables summarize the fair value and number of derivative instruments held at June 30, 2017 and December 31, 2016. These instruments include those classified as Financial instruments owned, at fair value, Financial instruments sold, not yet purchased, at fair value, as well as futures contracts and bi-lateral over the counter swaps which are reported within Receivable from brokers, dealers and clearing organizations on the Consolidated Statements of Financial Condition. The fair value of assets/liabilities are shown gross of counterparty netting and cash collateral received and pledged. The following tables also provide information regarding 1) the extent to which, under enforceable master netting agreements, such balances are presented net on the Consolidated Statements of Financial Condition as appropriate under GAAP, and 2) the extent to which other rights of setoff associated with these agreements exist and could have an effect on the Company's financial position (in thousands, except contract amounts):

		June 30, 2017
		Assets		Liabilities
	Financial Statements Location	Fair Value	Contracts	Fair Value	Contracts
Foreign currency
Futures contracts	Receivable from brokers, dealers and clearing organizations	$282	404	$97	349
Forward contracts(1)	Financial instruments owned, at fair value	—	—	100	1
Equity
Futures contracts	Receivable from brokers, dealers and clearing organizations	1,225	1,591	407	1,131
Swap contracts	Receivable from brokers, dealers and clearing organizations	7	1	—	—
Listed options	Financial instruments owned/sold, not yet purchased, at fair value	22,604	81,795	46,462	80,857
Fixed income
Futures contracts	Receivable from brokers, dealers and clearing organizations	637	2,178	343	2,310
Commodity
Futures contracts	Receivable from brokers, dealers and clearing organizations	36,843	18,106	36,455	18,262

Gross derivative assets/liabilities, before netting		$61,598		$83,864
Less: Legally enforceable master netting agreements
Exchange traded(3)		(37,158)		(37,301)
Bi-lateral over-the-counter(4)		—		(100)

Net amounts per Consolidated Statement of Financial Condition(5)		$24,440		$46,463

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

5. Derivative Financial Instruments (Continued)

		December 31, 2016
		Assets		Liabilities
	Financial Statements Location	Fair Value	Contracts	Fair Value	Contracts
Foreign currency
Futures contracts	Receivable from brokers, dealers and clearing organizations	$360	1,285	$1,663	6,495
Forward contracts(1)	Financial instruments owned, at fair value	30	1	—	—
Equity
Futures contracts	Receivable from brokers, dealers and clearing organizations	1,451	2,056	1,644	2,944
Swap contracts	Receivable from brokers, dealers and clearing organizations	16	1	154	1
Listed options	Financial instruments owned/sold, not yet purchased, at fair value	19,100	85,797	12,961	90,063
Forward contracts(2)	Accrued expenses and other liabilities	—	—	1,599	1
Fixed income
Futures contracts	Receivable from brokers, dealers and clearing organizations	4,627	8,590	5,541	5,165
Commodity
Futures contracts	Receivable from brokers, dealers and clearing organizations	86,393	31,800	86,100	31,906

Gross derivative assets/liabilities, before netting		$111,977		$109,662
Less: Legally enforceable master netting agreements
Exchange traded(3)		(92,572)		(94,948)
Bi-lateral over-the-counter(4)		—		(154)

Net amounts per Consolidated Statement of Financial Condition(5)		$19,405		$14,560

(1)
The foreign currency forward contract represents a net investment hedge and is designated as a hedging instrument.

(2)
The equity forward contract represents a liability to deliver shares of Bats common stock to General Atlantic as described in Footnote 8 "Investments".

(3)
Exchange traded instruments comprise futures contracts.

(4)
Bi-lateral over-the-counter instruments comprise swaps and forward contracts.

(5)
The Company has not received or pledged additional collateral under master netting agreements and or other credit support agreements that is eligible to be offset beyond what is offset in the Consolidated Statements of Financial Condition.

        The fair value of listed options and forward contracts in the tables above are classified as Level 1 and Level 2 in the fair value hierarchy, respectively. The fair value of futures contracts and swaps in the tables above are classified as Level 1 and Level 2 in the fair value hierarchy, respectively.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

5. Derivative Financial Instruments (Continued)

        The following table summarizes the gains and losses included in the Consolidated Statements of Operations for the three and six months ended June 30, 2017 and 2016.

		Gain (Loss) Recognized
		For the three months ended June 30,		For the six months ended June 30,
	Financial Statements Location
		2017	2016	2017	2016
Derivative instruments not designated as hedging instruments:
Futures	Trading revenues, net	$(3,822)	$25,364	$(5,476)	$48,397
Swap contracts	Trading revenues, net	(340)	826	(1,135)	2,712
Options	Trading revenues, net	(101,021)	(3,536)	(101,045)	335

		$(105,183)	$22,654	$(107,656)	$51,444

Derivative instruments designated as hedging instruments:
Foreign exchange—forward contract	Accumulated other comprehensive (loss) income	$(138)	$(224)	$(527)	$(374)

6. Collateralized Transactions

        The Company receives financial instruments as collateral in connection with securities borrowed and financial instruments purchased under agreements to resell. Such financial instruments generally consist of equities, corporate obligations and obligations of the U.S. government, but may also include obligations of federal agencies, foreign governments and convertible securities. In most cases the Company is permitted to deliver or repledge these financial instruments in connection with securities lending, other secured financings or for meeting settlement obligations.

        The table below presents financial instruments at fair value received as collateral related to Securities borrowed or Receivable from brokers, dealers and clearing organizations on the Consolidated Statements of Financial Condition that were permitted to be delivered or repledged and that were delivered or repledged by the Company as well as the fair value of financial instruments which could be further repledged by the receiving party (in thousands):

	June 30, 2017	December 31, 2016
Collateral permitted to be delivered or repledged	$1,551,322	$1,634,979
Collateral that was delivered or repledged	1,479,699	1,550,755
Collateral permitted to be further repledged by the receiving counterparty	50,685	41,730

        In order to finance securities positions, the Company also pledges financial instruments that it owns to counterparties who, in turn, are permitted to deliver or repledge them. Under these transactions, the Company pledges certain financial instruments owned to collateralize repurchase agreements and other secured financings. Repurchase agreements and other secured financings are

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. Collateralized Transactions (Continued)

short-term and mature within one year. Financial instruments owned and pledged to counterparties that have the right to sell or repledge such financial instruments primarily consist of equities. Financial instruments owned and pledged to counterparties that do not have the right to sell or repledge such financial instruments consist of equities, corporate obligations and obligations of the U.S. government, but may also include obligations of federal agencies, foreign governments and convertible securities.

        The table below presents information about assets pledged by the Company (in thousands):

	June 30, 2017	December 31, 2016
Financial instruments owned, at fair value, pledged to counterparties that have the right to deliver or repledge	$429,845	$314,720
Financial instruments owned, at fair value, pledged to counterparties that do not have the right to deliver or repledge	1,012,059	1,291,979

        The table below presents the gross carrying value of Securities loaned, Financial instruments sold under agreements to repurchase and other collateralized financings by class of collateral pledged (in thousands):

June 30, 2017 Asset Class	Securities Loaned	Financial instruments sold under agreements to repurchase	Other collateralized financings
Equities	$485,499	$790,000	$50,000
U.S. government obligations	—	11,202	—

Total	$485,499	$801,202	$50,000

December 31, 2016 Asset Class	Securities Loaned	Financial instruments sold under agreements to repurchase	Other collateralized financings
Equities	$369,168	$989,812	$76,176
U.S. government obligations	—	12,775	—
Corporate debt	3,463	25,188	23,824

Total	$372,631	$1,027,775	$100,000

        The Company may enter into master netting agreements and collateral arrangements with counterparties in order to manage its exposure to credit risk associated with securities financing transactions. Such transactions are generally executed under standard industry agreements, including, but not limited to, master securities lending agreements (securities lending transactions) and master repurchase agreements (repurchase transactions). Master agreements provide protection in bankruptcy in certain circumstances and, where legally enforceable, enable receivables and payables with the same counterparty to be settled or otherwise eliminated by applying amounts due against all or a portion of an amount due from the counterparty or a third party. The Company may also enter into bilateral

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. Collateralized Transactions (Continued)

trading agreements and other customer agreements that provide for the netting of receivables and payables with a given counterparty as a single net obligation.

        In the event of a counterparty's default, provisions of the master agreement permit acceleration and termination of all outstanding transactions covered by the agreement such that a single amount is owed by, or to, the non-defaulting party. Any collateral posted can be applied to the net obligations, with any excess returned and the collateralized party has a right to liquidate the collateral. Any residual claim after netting is treated as an unsecured claim in bankruptcy court.

        The Company is also a party to clearing agreements with various central clearing parties. Under these arrangements, the central clearing counterparty facilitates settlement between counterparties based on the net payable owed or receivable due and, with respect to daily settlement, cash is generally only required to be deposited to the extent of the net amount. In the event of default, a net termination amount is determined based on the market values of all outstanding positions and the clearing organization or clearing member provides for the liquidation and settlement of the net termination amount among all counterparties to the open repurchase and/or securities lending transactions.

        The gross amounts of assets and liabilities subject to netting and gross amounts offset in the Consolidated Statements of Financial Condition were as follows (in thousands):

				Gross Amounts Not Offset in the Statement of Financial Condition
		Gross Amounts Offset in the Statements of Financial Condition	Net Amounts Presented in the Statements of Financial Condition
June 30, 2017	Gross Amounts Recognized			Available Collateral(1)	Counterparty Netting(2)	Net Amount
Assets
Securities borrowed	$1,599,118	$—	$1,599,118	$1,543,704	$7,447	$47,967
Receivable from brokers, dealers and clearing organizations(3)	6,996	—	6,996	6,996	—	—

Total assets	$1,606,114	$—	$1,606,114	$1,550,700	$7,447	$47,967

Liabilities
Securities loaned	$485,499	$—	$485,499	$471,769	$7,447	$6,283
Financial instruments sold under agreements to repurchase	801,202	—	801,202	801,202	—	—
Other collateralized financings	50,000	—	50,000	50,000	—	—

Total liabilities	$1,336,701	$—	$1,336,701	$1,322,971	$7,447	$6,283

(1)
Includes securities received or delivered under collateral arrangements with counterparties that could be liquidated in the event of a counterparty default and thus offset against a counterparty's rights and obligations under the respective repurchase agreements or securities borrowing or lending arrangements.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. Collateralized Transactions (Continued)

(2)
Under master netting agreements with its counterparties, the Company has the legal right of offset with a counterparty, which incorporates all of the counterparty's outstanding rights and obligations under the arrangement. These balances reflect additional credit risk mitigation that is available by counterparty in the event of a counterparty's default, but which are not netted in the Consolidated Statement of Financial Condition because other netting provisions under U.S. GAAP are not met.

(3)
Represents financial instruments purchased under agreement to resell.

				Gross Amounts Not Offset in the Statement of Financial Condition
		Gross Amounts Offset in the Statements of Financial Condition	Net Amounts Presented in the Statements of Financial Condition
December 31, 2016	Gross Amounts Recognized			Available Collateral(1)	Counterparty Netting(2)	Net Amount
Assets
Securities borrowed	$1,688,222	$—	$1,688,222	$1,623,281	$4,581	$60,360
Receivable from brokers, dealers and clearing organizations(3)	21,832	—	21,832	21,797	—	35

Total assets	$1,710,054	$—	$1,710,054	$1,645,078	$4,581	$60,395

Liabilities
Securities loaned	$372,631	$—	$372,631	$358,023	$4,581	$10,027
Financial instruments sold under agreements to repurchase	1,027,775	—	1,027,775	1,027,775	—	—
Other collateralized financings	100,000	—	100,000	100,000	—	—

Total liabilities	$1,500,406	$—	$1,500,406	$1,485,798	$4,581	$10,027

(1)
Includes securities received or delivered under collateral arrangements with counterparties that could be liquidated in the event of a counterparty default and thus offset against a counterparty's rights and obligations under the respective repurchase agreements or securities borrowing or lending arrangements.

(2)
Under master netting agreements with its counterparties, the Company has the legal right of offset with a counterparty, which incorporates all of the counterparty's outstanding rights and obligations under the arrangement. These balances reflect additional credit risk mitigation that is available by a counterparty in the event of a counterparty's default, but which are not netted in the Consolidated Statement of Financial Condition because other netting provisions under U.S. GAAP are not met.

(3)
Represents financial instruments purchased under agreement to resell.

        See Footnote 5 "Derivative Financial Instruments" for information related to the offsetting of derivatives in the Company's Consolidated Financial Statements.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. Collateralized Transactions (Continued)

        Maturities of Securities loaned, Financial instruments sold under agreements to repurchase and other collateralized financings are provided in the table below (in thousands):

As of June 30, 2017	Overnight	0 - 30 days	31 - 60 days	61 - 90 days	Total
Securities loaned	$485,500	$—	$—	$—	$485,500
Financial instruments sold under agreements to repurchase	11,202	310,000	290,000	190,000	801,202
Other collateralized financings	—	50,000	—	—	50,000

Total	$496,702	$360,000	$290,000	$190,000	$1,336,702

As of December 31, 2016	Overnight	0 - 30 days	31 - 60 days	61 - 90 days	Total
Securities loaned	$372,631	$—	$—	$—	$372,631
Other	—	100,000	—	—	100,000
Financial instruments sold under agreements to repurchase	12,775	410,000	465,000	140,000	1,027,775

Total	$385,406	$510,000	$465,000	$140,000	$1,500,406

7. Receivable from and Payable to Brokers, Dealers and Clearing Organizations

        Amounts receivable from and payable to brokers, dealers and clearing organizations consist of the following (in thousands):

	June 30, 2017	December 31, 2016
Receivable:
Clearing organizations and other	$539,226	$619,425
Financial instruments purchased under agreement to resell	10,598	21,832
Securities failed to deliver	197,897	191,528

Total receivable	$747,721	$832,785

Payable:
Clearing organizations and other	$548,167	$458,341
Securities failed to receive	75,997	60,559

Total payable	$624,164	$518,900

        Management believes that the carrying value of amounts receivable from and payable to brokers, dealers and clearing organizations approximates fair value since they are short term in nature.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Investments

        Investments primarily comprise strategic investments and deferred compensation investments. Investments consist of the following (in thousands):

	June 30, 2017	December 31, 2016
Strategic investments:
Investments accounted for under the equity method	$17,681	$16,707
Investments held at fair value	2,504	9,198
Investments held at cost, less impairment	2,794	2,789

Total strategic investments	22,979	28,694
Other investments	2,158	2,285

Total investments	$25,137	$30,979

        For the three months ended June 30, 2017 and 2016, the Company recorded income of approximately $1.2 million and $2.1 million, respectively, related to Investments accounted for under the equity method of accounting, which is recorded within Investment income and other, net in the Consolidated Statements of Operations. For the six months ended June 30, 2017 and 2016, the Company recorded income of approximately $1.2 million and $6.9 million, respectively, related to Investments accounted for under the equity method. The Company's investments accounted for under the equity method are considered to be related parties. See Footnote 11 "Related Parties".

        In the first quarter of 2016, one of the Company's investments held at adjusted cost, less impairment made a distribution to its owners, including the Company. As a result of this distribution, the Company adjusted the investment's carrying value and recognized a pre-tax gain of $2.3 million, which is included in Investment income and other, net on the Consolidated Statements of Operations for the six months ended June 30, 2016.

        Investments held at fair value are accounted for as available for sale securities and any unrealized gains or losses are recorded net of tax in Other comprehensive (loss) income.

  Bats/General Atlantic Transactions

        In the fourth quarter 2016, the Company sold approximately 2.0 million shares of common stock of Bats in the open market ("open market transactions") and sold an additional 2.2 million shares of common stock of Bats in a block sale ("block sale").

        In November 2016 KCG entered into a purchase agreement with GA-GTCO Interholdco, LLC ("General Atlantic" or "GA") to exchange approximately 8.9 million shares of its Bats common stock for i) GA's 18.7 million shares of KCG Class A Common Stock and, ii) 8.1 million Warrants (the "Swap Transaction").

        The Company's 6.875% Indenture (as defined below) contains covenants that limit the Company's ability to repurchase shares of KCG Class A Common Stock and Warrants.

        Substantially all of the exchange was completed in November 2016, however as a result of these limitations, and as contemplated in the agreement with GA, the Company could not finalize the

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Investments (Continued)

repurchase of approximately 1.1 million Warrants, and therefore retained approximately 94,000 common shares of Bats at December 31, 2016. The $2.9 million value of these remaining Bats shares was recorded as a receivable from GA within Other assets and a related $2.9 million liability to GA was recorded within Accrued expenses and other liabilities on the Company's December 31, 2016 Consolidated Statement of Financial Condition. The exchange was completed in January 2017.

        Pursuant to the terms of the Swap Transaction, the Company paid transaction fees of $2.9 million to Jefferies LLC, comprising half due from the Company and the other half on behalf of GA. The settlement of the portion paid by the Company on behalf of GA was completed by KCG retaining Bats common stock with a fair value of $1.4 million at the time of the Swap Transaction, or approximately 46,000 shares of the aforementioned 94,000 shares of Bats shares owed to GA. The remaining 48,000 shares owed to GA were considered to be a derivative for financial reporting purposes as of December 31, 2016. See Footnote 5 "Derivative Financial Instruments".

        As a result of the open market transactions, block sale and Swap Transaction, the Company sold approximately 13.0 million shares of Bats, and the Company's total holdings were reduced to approximately 206,000 shares or less than 0.5% of total shares of Bats common stock outstanding. The Company believes that it no longer has significant influence over Bats, and as a result, in November 2016, the Company ceased to account for its remaining interest in Bats under the equity method.

        The approximately 206,000 shares of Bats remaining as an investment had a fair value of $6.9 million at December 31, 2016 and were classified as available-for-sale securities ("AFS"), which was recorded within Investments on the Company's Consolidated Statements of Financial Condition as of December 31, 2016.

        In the first quarter of 2017, the Company sold its remaining shares of Bats and recorded a pre-tax gain of $4.8 million which is included in Investment income and other, net on the Consolidated Statements of Operations for the six months ended June 30, 2017. As of June 30, 2017, the Company does not own any shares of Bats.

9. Goodwill and Intangible Assets

        Goodwill and intangible assets with indefinite lives are assessed for impairment annually or when events indicate that the amounts may be impaired. The Company assesses goodwill for impairment at the reporting unit level. The Company's reporting units are the components of its business segments for which discrete financial information is available and is regularly reviewed by the Company's management. As part of the assessment for impairment, the Company considers the cash flows of the respective reporting unit and assesses the fair value of the respective reporting unit as well as the overall market value of the Company compared to its net book value. The assessment of fair value of the reporting units is principally performed using a discounted cash flow methodology with a risk-adjusted weighted average cost of equity which the Company believes to be the most reliable indicator of the fair values of its respective reporting units. The Company also assesses the fair value of each reporting unit based upon its estimated market value and assesses the Company's overall market value based upon the market price of KCG Class A Common Stock.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

9. Goodwill and Intangible Assets (Continued)

        Intangible assets are assessed for recoverability when events or changes in circumstances indicate that the carrying amount of the asset or asset group may not be recoverable. The Company assesses intangible assets for impairment at the "asset group" level which is the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. As part of the assessment for impairment, the Company considers the cash flows of the respective asset group and assesses the fair value of the respective asset group. Step one of the impairment assessment for intangibles is performed using undiscounted cash flow models, which indicates whether the future cash flows of the asset group are sufficient to recover the book value of such asset group. When an asset is not considered to be recoverable, step two of the impairment assessment is performed using a discounted cash flow methodology with a risk-adjusted weighted average cost of equity to determine the fair value of the intangible asset group. In cases where amortizable intangible assets and goodwill are assessed for impairment at the same time, the amortizable intangibles are assessed for impairment prior to goodwill being assessed.

        No events occurred in the six months ended June 30, 2017 or 2016 that would indicate that the carrying amounts of the Company's goodwill or intangible assets may not be recoverable.

        As detailed in Footnote 3 "Assets of Business Held for Sale & Sales of Businesses", in late 2015, the Company conducted a strategic review of its businesses and determined that one of its businesses was no longer considered core to its strategy and the Company sought the opportunity to exit or divest this business. The estimated fair value of intangibles related to a business held for sale of $8.2 million as of December 31, 2016 was reported within Assets of business held for sale on the Consolidated Statements of Financial Condition. These intangibles, which comprise a technology platform, have been reclassified to Intangible Assets as of June 30, 2017 as it has been determined that such assets of the business will not be sold.

        As of both June 30, 2017 and December 31, 2016, $16.4 million of goodwill was recorded within the Market Making segment.

        Intangible assets with definite useful lives are amortized over their remaining estimated useful lives, the majority of which have been determined to range from one to six years. The weighted average remaining life of the Company's intangible assets with definite useful lives at both June 30, 2017 and December 31, 2016 was approximately two years.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

9. Goodwill and Intangible Assets (Continued)

        The following tables summarize the Company's Intangible assets, net of accumulated amortization by segment and type (in thousands):

	June 30, 2017	December 31, 2016
Market Making
Technology	$33,005	$39,536
Trading rights	6,997	7,027

Total	40,002	46,563

Global Execution Services
Technology	19,338	20,694
Customer relationships	7,222	7,944
Trade names	600	650

Total	27,160	29,288

Corporate and Other
Technology(1)	17,416	8,084

Total	$84,578	$83,935

(1)
Excluded from the December 31, 2016 balance is $8.2 million of intangibles related to a business which met the requirements to be considered held for sale. As noted above and in Footnote 3 "Assets of Business Held for Sale & Sales of Businesses", such amounts were included in Assets of business held for sale at December 31, 2016, however, such

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

9. Goodwill and Intangible Assets (Continued)

  intangibles were no longer considered to be held for sale at June 30, 2017 and are therefore included above at June 30, 2017.

		June 30, 2017	December 31, 2016
Technology(1)	Gross carrying amount	$184,523	$157,188
	Accumulated amortization	(114,763)	(88,874)

	Net carrying amount	69,760	68,314

Trading rights(2)	Gross carrying amount	7,509	7,509
	Accumulated amortization	(512)	(482)

	Net carrying amount	6,997	7,027

Customer relationships(3)	Gross carrying amount	13,000	13,000
	Accumulated amortization	(5,778)	(5,056)

	Net carrying amount	7,222	7,944

Trade names(4)	Gross carrying amount	1,000	1,000
	Accumulated amortization	(400)	(350)

	Net carrying amount	600	650

Total	Gross carrying amount	206,032	178,697
	Accumulated amortization	(121,453)	(94,762)

	Net carrying amount	$84,579	$83,935

(1)
The weighted average remaining life for technology, including capitalized internal use software, was approximately two years as of both June 30, 2017 and December 31, 2016. Excluded from the December 31, 2016 balance is $8.2 million of technology assets related to Assets of businesses held for sale. As noted above and in Footnote 3 "Assets of Business Held for Sale & Sales of Businesses", these assets are included in Assets of businesses held for sale at December 31, 2016.

(2)
Trading rights provide the Company with the rights to trade on certain exchanges. The weighted average remaining life of trading rights with definite useful lives was approximately 3 and 4 years as of June 30, 2017 and December 31, 2016, respectively. As of June 30, 2017 and December 31, 2016, $6.9 million of trading rights had indefinite useful lives.

(3)
Customer relationships relate to KCG BondPoint. The weighted average remaining life was approximately 5 and 6 years as of June 30, 2017 and December 31, 2016, respectively. Lives may be reduced depending upon actual retention rates.

(4)
Trade names relate to KCG BondPoint. The weighted average remaining life was approximately 6 and 7 years as of June 30, 2017 and December 31, 2016, respectively.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

9. Goodwill and Intangible Assets (Continued)

        The following table summarizes the Company's amortization expense relating to Intangible assets (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
Amortization expense	$10,443	$8,308	$20,553	$15,868

        As of June 30, 2017, the following table summarizes the Company's estimated amortization expense for future periods (in thousands):

Amortization expense
For the six months ended December 31, 2017	$12,451
For the year ended December 31, 2018	21,089
For the year ended December 31, 2019	11,009
For the year ended December 31, 2020	1,366

10. Debt

  6.875% Senior Secured Notes

        The carrying value and fair value of the Company's debt is as follows (in thousands):

	June 30, 2017		December 31, 2016
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
6.875% Senior Secured Notes, $465.0 million par	$462,382	$480,987	$461,899	$466,628
Debt issuance costs	(6,369)	—	(7,546)	—

Total	$456,013	$480,987	$454,353	$466,628

        The fair value of the Company's 6.875% Senior Secured Notes is based upon the value of such debt in the secondary market.

        The Company's 6.875% Senior Secured Notes would be categorized as Level 2 in the fair value hierarchy if they were required to be recorded at fair value.

        On March 10, 2015, the Company entered into a purchase agreement with Jefferies LLC, as initial purchaser (the "Initial Purchaser"), pursuant to which the Company agreed to sell, and the Initial Purchaser agreed to purchase, $500.0 million aggregate principal amount of 6.875% Senior Secured Notes (the "6.875% Senior Secured Notes"), pursuant to an indenture dated March 13, 2015 (the "6.875% Indenture"), in a private offering exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The 6.875% Senior Secured Notes were resold by the Initial Purchaser to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

10. Debt (Continued)

        The 6.875% Senior Secured Notes mature on March 15, 2020 and bear interest at a rate of 6.875% per year, payable on March 15 and September 15 of each year, beginning on September 15, 2015. The 6.875% Senior Secured Notes were issued at 98.962% with net proceeds (before fees and expenses) of $494.8 million and a yield to maturity of 7.083%.

        On March 13, 2015, KCG and certain subsidiary guarantors (the "6.875% Guarantors") under the 6.875% Indenture, fully and unconditionally guaranteed on a joint and several basis the 6.875% Senior Secured Notes. The 6.875% Senior Secured Notes and the obligations under the 6.875% Indenture are currently secured by pledges of all of the equity interests in each of KCG's and the 6.875% Guarantors' existing and future domestic subsidiaries (but limited to 66% of the voting equity interests of controlled foreign company subsidiaries and excluding equity interests in regulated subsidiaries to the extent that such pledge would have a material adverse regulatory effect or is not permitted by applicable law) and security interests in substantially all other tangible and intangible assets of KCG and the 6.875% Guarantors, in each case subject to customary exclusions; provided, however, that if in the future KCG or any of the 6.875% Guarantors enter into certain first lien obligations (as described in the 6.875% Indenture) the collateral agent is authorized by the holders of the 6.875% Senior Secured Notes to enter into an Intercreditor Agreement pursuant to which the lien securing the 6.875% Senior Secured Notes would be contractually subordinated to the lien securing such first lien obligations, to the extent of the value of the collateral securing such obligations. The 6.875% Senior Secured Notes are effectively subordinated to any existing and future indebtedness that is secured by assets that do not constitute collateral under the 6.875% Senior Secured Notes to the extent of the value of such assets. All of the 6.875% Guarantors are wholly-owned subsidiaries of KCG.

        On or after March 15, 2017, KCG may redeem all or a part of the 6.875% Senior Secured Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 6.875% Senior Secured Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage
2017	103.438%
2018	101.719%
2019 and thereafter	100.000%

        The 6.875% Indenture contains customary affirmative and negative covenants, including limitations on indebtedness, liens, hedging agreements, investments, loans and advances, asset sales, mergers and acquisitions, dividends, transactions with affiliates, prepayments of other indebtedness, restrictions on subsidiaries, and issuance and repurchases of capital stock. As of June 30, 2017, the Company was in compliance with these covenants.

        If at any time the 6.875% Senior Secured Notes are rated investment grade by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and no default or event of default has occurred and is continuing under the 6.875% Indenture, certain of the restrictive covenants will be suspended and will not apply to KCG or its restricted subsidiaries; provided, however, that such covenants will be reinstated if the 6.875% Senior Secured Notes subsequently cease to be rated or are no longer assigned an investment grade rating by both rating agencies.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

10. Debt (Continued)

        The 6.875% Senior Secured Notes and the guarantee of the 6.875% Senior Secured Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and have no registration rights and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

        The Company has determined that the terms of the 6.875% Senior Secured Notes do not give rise to a bifurcatable derivative instrument under GAAP.

        The Company incurred issuance costs of approximately $12.6 million in connection with the issuance of the 6.875% Senior Secured Notes. The issuance costs are recorded, net, within Debt on the Consolidated Statements of Financial Condition and are being amortized as interest expense over the remaining term of the 6.875% Senior Secured Notes. Including issuance costs and original issue discount, the 6.875% Senior Secured Notes had an effective yield of 7.590%. Of the above mentioned costs, $11.3 million was paid to a related party. See Footnote 11 "Related Parties" for additional information relating to financing and advising activities.

        In the first quarter of 2016, the Company repurchased $35.0 million par value of 6.875% Senior Secured Notes in the open market for $31.2 million (including interest owed). The Company recorded a $3.7 million pre-tax gain within Investment income and other, net on the Consolidated Statements of Operations as a result of these repurchases. The gain on repurchase was net of accelerated original issue discount of $0.3 million and accelerated debt issuance costs of $0.7 million.

  Revolving Credit Agreement

        On June 5, 2017, KCG Americas LLC ("KCGA"), a wholly-owned broker dealer subsidiary of KCG, as borrower, and KCG, as guarantor, entered into a credit agreement (the "KCGA Facility Agreement") with a consortium of banks. The KCGA Facility Agreement replaced the prior KCGA credit agreement, dated June 5, 2015, which was terminated as of June 5, 2017.

        The KCGA Facility Agreement comprises two classes of revolving loans in a total aggregate committed amount of $260.0 million, including a swingline facility with a $50.0 million sub-limit, subject to two borrowing bases (collectively, the "KCGA Revolving Facility"): Borrowing Base A and Borrowing Base B (limited to a maximum loan amount of $100.0 million). The KCGA Revolving Facility also provides for future increases of the revolving credit facility of up to $100.0 million to a total of $360.0 million on certain terms and conditions.

        Borrowings under the KCGA Revolving Facility bear interest, at the borrower's option, at a rate based on the federal funds rate ("Base Rate Loans") or based on LIBOR ("Eurodollar Loans"), in each case plus an applicable margin. For each Base Rate Loan, the interest rate per annum is equal to the greater of the federal funds rate or an adjusted one-month LIBOR rate plus (a) for each Borrowing Base A loan, a margin of 1.25% per annum and (b) for each Borrowing Base B loan, a margin of 2.25% per annum. For each Eurodollar Loan, the interest rate per annum is equal to an adjusted LIBOR rate corresponding to an interest period of one, two or three months plus (a) for each Borrowing Base A loan, a margin of 1.25% per annum and (b) for each Borrowing Base B loan, a margin of 2.25% per annum. As of both June 30, 2017 and December 31, 2016, there were no outstanding borrowings under the KCGA Facility Agreement.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

10. Debt (Continued)

        The proceeds of the Borrowing Base A loans may be used solely to finance the purchase and settlement of securities. The proceeds of Borrowing Base B loans may be used solely to fund clearing deposits with the National Securities Clearing Corporation ("NSCC").

        KCGA is charged a commitment fee at a rate of 0.30% per annum on the average daily amount of the unused portion of the KCGA Facility Agreement.

        The loans under the KCGA Facility Agreement will mature on June 5, 2018. The KCGA Revolving Facility is fully and unconditionally guaranteed on an unsecured basis by KCG and, to the extent elected by KCGA, any of its or KCG's other subsidiaries. It is secured by first-priority pledges of and liens on certain eligible securities, subject to applicable concentration limits, in the case of Borrowing Base A loans, and by first-priority pledges of and liens on the right to the return of certain eligible NSCC margin deposits, in the case of Borrowing Base B loans.

        The KCGA Facility Agreement includes customary affirmative and negative covenants, including limitations on indebtedness, liens, hedging agreements, investments, loans and advances, asset sales, mergers and acquisitions, dividends, transactions with affiliates, restrictions on subsidiaries, issuance of capital stock, negative pledges and business activities. It contains financial maintenance covenants establishing a minimum total regulatory capital for KCGA, a maximum total asset to total regulatory capital ratio for KCGA, a minimum excess net capital limit for KCGA, a minimum liquidity ratio for KCGA, and a minimum tangible net worth threshold for KCGA. As of June 30, 2017, the Company and KCGA were in compliance with these covenants.

        The KCGA Facility Agreement also contains events of default customary for facilities of its type, including: nonpayment of principal, interest, fees and other amounts when due, inaccuracy of representations and warranties in any material respect; violation of covenants; cross-default and cross-acceleration to material indebtedness; bankruptcy and insolvency events; material judgments; ERISA events; collateral matters; certain regulatory matters; and a "change of control"; subject, where appropriate, to threshold, notice and grace period provisions.

        In connection with the KCGA Revolving Facility, the Company incurred issuance costs of $843,000 which are recorded within Other assets on the Consolidated Statements of Financial Condition and are being amortized as interest expense over the term of the facility. At June 30, 2017, the unamortized balance of these costs was $772,000.

        The KCGA Facility Agreement was terminated on July 19, 2017 as a result of the Merger.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

10. Debt (Continued)

        The Company recorded expenses with respect to its Debt as follows (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
Interest expense	$8,234	$8,234	$16,468	$16,651
Amortization of debt issuance costs(1)	796	795	1,591	1,616
Commitment fee(2)	303	359	657	718
Accelerated amortization of debt issuance costs(3)	—	—		738
Accelerated interest expense on repurchase of debt(3)	—	—		298

Total	$9,333	$9,388	$18,716	$20,021

(1)
Included within Interest expense on the Consolidated Statements of Operations.

(2)
Included within Other expense on the Consolidated Statements of Operations.

(3)
In conjunction with the repurchase of debt in the open market, the Company accelerated a prorated portion of its original issue discount and capitalized debt issuance costs. These costs have been netted against the gain on repurchase within Investment income and other, net on the Consolidated Statements of Operations for the six months ended June 30, 2016.

11. Related Parties

        The Company interacts with Jefferies LLC, who is the beneficial owner of more than 10 percent of the outstanding KCG Class A Common Stock. The Company also has trading and other activities with certain investees for which it accounts for under the equity method of accounting or accounted for under the equity method at any time during the relevant accounting period. Each is considered a related party for the applicable periods. See Footnote 8 "Investments" for the carrying value of these investees at June 30, 2017 and December 31, 2016 and for the Company's income with respect to its equity earnings from these investees for the three and six months ended June 30, 2017 and 2016.

        The Company earns revenues, incurs expenses and maintains balances with these related parties or their affiliates in the ordinary course of business. As of the date and period indicated below, the

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

11. Related Parties (Continued)

Company had the following balances and transactions with its related parties or their affiliates (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
Statements of Operations	2017	2016	2017	2016
Revenues
Commissions and fees	$1,500	$8,412	$3,368	$15,075
Trading revenues, net	415	627	1,206	1,104
Interest, net	108	172	227	275

Total revenues from related parties	$2,023	$9,211	$4,801	$16,454

Expenses
Execution and clearance fees(1)	$300	$3,565	$613	$4,445
Communications and data processing	5,300	4,411	10,910	7,617
Payment for order flow	—	—	—	5
Collateralized financing interest	127	48	213	126
Other expense	—	49	—	54

Total expenses incurred with respect to related parties	$5,727	$8,073	$11,736	$12,247

(1)
Represents net volume based fees paid or received by KCG for taking or providing liquidity to related trading venues. Volume based fees will vary period to period based on usage.

Statements of Financial Condition	June 30, 2017	December 31, 2016
Assets
Securities borrowed	$4,354	$5,293
Receivable from brokers, dealers and clearing organizations	1,849	2,106
Other assets	17	62,906
Liabilities
Securities loaned	$3,357	$2,594
Payable to brokers, dealers and clearing organizations	316	188
Accrued expenses and other liabilities	114	3,708

12. Income Taxes

        The Company and its subsidiaries will file a consolidated federal income tax return as well as combined state income tax returns in certain jurisdictions. In other jurisdictions, the Company and its subsidiaries will file separate company state and local income tax returns.

        The Company's effective tax rate of 40.5% and 45.0% for the three and six months ending June 30, 2017, respectively, differed from the federal statutory rate of 35% primarily due to the recognition of excess tax benefits for stock based compensation awards that vested or were exercised, state and local taxes and the effect of nondeductible expenses including meals and entertainment. As

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

12. Income Taxes (Continued)

noted in footnote 2 "Significant Accounting Policies", effective January 1, 2017, the Company adopted a new ASU that requires excess tax benefits or deficiencies to be recorded as income tax benefit or expense in the period in which they are realized.

        The Company's effective tax rate of 38.5% and 38.3% for the three and six months ending June 30, 2016, respectively, differed from the federal statutory rate of 35% primarily due to state and local taxes and the effect of nondeductible expenses including certain compensation and meals and entertainment.

        Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. Valuation allowances recorded on the balance sheet dates are necessary in cases where management believes that it is more likely than not that some portion or all of the deferred tax assets will not be realized.

        As of June 30, 2017, the Company is subject to U.S. Federal income tax examinations for the tax years 2013 through 2016, and to non-U.S. income tax examinations for the tax years 2007 through 2016. In addition, the Company is subject to state and local income tax examinations in various jurisdictions for the tax years 2007 through 2016. The final outcome of these examinations is not yet determinable. However, the Company anticipates that adjustments to the unrecognized tax benefits, if any, will not result in a material change to the results of operations or financial condition.

        At June 30, 2017, the Company had $5.4 million of unrecognized tax benefits, all of which would affect the Company's effective tax rate if recognized. At December 31, 2016, the Company had $5.1 million of unrecognized tax benefits, all of which would affect the Company's effective tax rate if recognized.

        The Company's policy for recording interest and penalties associated with audits is to record such items as a component of income or loss before income taxes. Penalties, if any, are recorded in Other expenses and interest paid or received is recorded in Debt interest expense and Interest, net, respectively, on the Consolidated Statements of Operations.

13. Accumulated Other Comprehensive Income

        The following table presents changes in Accumulated other comprehensive (loss) income, net of tax by component for the three and six months ended June 30, 2017 and 2016 (in thousands):

	Unrealized Gains (Losses) on Available-for-Sale Securities	Foreign Currency Translation Adjustments	Total
Balance March 31, 2017	$500	$(602)	$(102)
Other comprehensive income	77	223	300
Amount reclassified from Available-for-sale securities, net of tax	—	—	—

Balance June 30, 2017	$577	$(379)	$198

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

13. Accumulated Other Comprehensive Income (Continued)

	Unrealized Gains (Losses) on Available-for-Sale Securities	Foreign Currency Translation Adjustments	Total
Balance December 31, 2016	$3,286	$(1,039)	$2,247
Other comprehensive income	247	660	907
Amount reclassified from Available-for-sale securities, net of tax	(2,956)	—	(2,956)

Balance June 30, 2017	$577	$(379)	$198

	Unrealized Gains (Losses) on Available-for-Sale Securities	Foreign Currency Translation Adjustments	Total
Balance March 31, 2016	$218	$67	$285
Other comprehensive income	16	(517)	(501)
Amount reclassified from Available-for-sale securities, net of tax	—	—	—

Balance June 30, 2016	$234	$(450)	$(216)

	Unrealized Gains on Available-for-Sale Securities	Foreign Currency Translation Adjustments	Total
Balance, December 31, 2015	$150	$200	$350
Other comprehensive income (loss)	84	(650)	(566)

Balance June 30, 2016	$234	$(450)	$(216)

        The following table presents the effects of reclassifications out of Accumulated Other Comprehensive (Loss) Income and into the Consolidated Statements of Operations for the six months ended June 30, 2017 (in thousands):

Details about Accumulated Other Comprehensive Income Components	Amounts Reclassified from Other Comprehensive Income	Affected Line Item in the Consolidated Statement of Operations where Net Income is Presented
Available-for-sale securities:
Reclassification of unrealized net gains	4,767	Investment income and other, net
Related income tax expense	(1,811)	Income tax (benefit) expense

	$2,956	Net of tax

        The reclassification is a result of the Company's sale of its remaining shares of Bats, which was accounted for as an available for sale security prior to its sale. See Footnote 8 "Investments" for additional information on the reclassification.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

14. Warrants and Stock Repurchases

  Warrants

        As a portion of the consideration in the 2013 Mergers, former GETCO unitholders received, in addition to KCG Class A Common Stock, 24.3 million Class A, Class B and Class C Warrants, which were issued in accordance with the Warrant Agreement, dated July 1, 2013, between KCG and Computershare Shareowner Services LLC (the "Warrant Agreement") and which are subject to the terms and conditions of the Warrant Agreement.

        The Warrant Agreement includes various anti-dilution and similar provisions that require adjustments to the exercise prices of the Class A, Class B and Class C Warrants and/or the number of shares of KCG Class A Common Stock issuable upon exercise of the Warrants upon certain events and actions taken by the Company, including the Company's repurchase of KCG Class A Common Stock through a public tender offer.

        As a result of the Company's "modified dutch auction" tender offer ("Tender Offer") in the second quarter of 2015, the exercise price of each of the Class A, Class B and Class C Warrants was adjusted in accordance with the terms of the Warrant Agreement. All other terms of the Warrants remained the same.

        The adjusted exercise price for each class of Warrants and the activity for the six months ended June 30, 2017 were as follows (Warrants in thousands):

	Class A	Class B	Class C
Original Exercise Price	$12.00	$13.50	$15.00
Adjusted Exercise Price	$11.70	$13.16	$14.63
Initial term (years)	4	5	6
Expiration	7/1/2017	7/1/2018	7/1/2019
				Total
Warrants—Outstanding at December 31, 2016	2,026	2,069	2,087	6,182
Exercised	(1,637)	(1,198)	(1,216)	(4,051)
Repurchased	(359)	(359)	(359)	(1,077)

Warrants—Outstanding at June 30, 2017	30	512	512	1,054

        The Company repurchased, from GA, 1.1 million Warrants for $2.9 million in the first quarter of 2017. During the first quarter of 2016, the Company repurchased 1.5 million Warrants for $1.0 million.

        See Footnote 8 "Investments" and Footnote 11 "Related Parties" for more information on warrant repurchases from related parties and not under the Company's Board approved program.

  Stock Repurchases

        During the second quarter of 2017, the Company did not repurchase any shares of KCG Class A Common Stock under the Company's Board approved program. As of June 30, 2017, approximately $136.8 million in authority remained under the current share repurchase program, which is subject to the restrictive covenants in the 6.875% Senior Secured Notes Indenture.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

14. Warrants and Stock Repurchases (Continued)

        During the second quarter of 2016, the Company repurchased 3.5 million shares of KCG Class A Common Stock for $46.5 million.

15. Earnings Per Share

        Basic earnings or loss per common share ("EPS") has been calculated by dividing net income or loss by the weighted average shares of KCG Class A Common Stock outstanding during each respective period. Diluted EPS reflects the potential reduction in EPS using the treasury stock method to reflect the impact of common stock equivalents if stock options, SARs and Warrants were exercised and restricted awards were to vest.

        The number of such RSUs, options, Warrants and SARs excluded from the EPS calculation was approximately 5.5 million and 8.0 million for the three months ended June 30, 2017 and 2016, respectively. The number of such RSUs, options, Warrants and SARs excluded from the EPS calculation was approximately 5.5 million and 11.7 million for the six months ended June 30, 2017 and 2016, respectively. Such RSUs, options, Warrants and SARs were excluded from the EPS calculation as their inclusion would have an anti-dilutive impact on the EPS calculation. The computation of diluted shares can vary among periods due in part to the change in the average price of the KCG Class A Common Stock. See Footnote 2 "Significant Accounting Policies" for more information related to a recently adopted ASU affecting the impact of excess tax benefits in calculating diluted EPS.

        The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the three months and six months ended June 30, 2017 and 2016 (in thousands, except per share amounts):

	For the three months ended June 30,
	2017		2016
	Numerator / net income	Denominator / shares	Numerator / net income	Denominator / shares
Income and shares used in basic calculations	$(45,044)	67,297	$33,554	86,138
Effect of dilutive stock based awards
Restricted awards and warrants		—		1,186
Stock options and SARs		—		496
Warrants		—		394

Income and shares used in diluted calculations	$(45,044)	67,297	$33,554	88,214

Basic earnings per common share		$(0.67)		$0.39

Diluted earnings per common share		$(0.067)		$0.38

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

15. Earnings Per Share (Continued)

	For the six months ended June 30,
	2017		2016
	Numerator / net income	Denominator / shares	Numerator / net income	Denominator / shares
Income and shares used in basic calculations	$(41,832)	66,804	$70,719	87,326
Effect of dilutive stock based awards
Restricted awards and warrants		—		1,241
Stock options and SARs		—		403
Warrants		—		155

Income and shares used in diluted calculations	$(41,832)	66,804	$70,719	89,125

Basic earnings per common share		$(0.63)		$0.81

Diluted earnings per common share		$(0.63)		$0.79

16. Significant Clients

        The Company considers significant clients to be those clients who account for 10% or more of the total U.S. equity market making dollar value traded by the Company. No clients accounted for more than 10% of the Company's U.S. equity dollar value traded during the three and six months ended June 30, 2017 and 2016.

17. Commitments and Contingent Liabilities

  Legal Proceedings

        In the ordinary course of business, the nature of the Company's business subjects it to claims, lawsuits, regulatory examinations or investigations and other proceedings. The Company and its subsidiaries are subject to several of these matters at the present time. Given the inherent difficulty of predicting the outcome of litigation and regulatory matters, particularly in regulatory examinations or investigations or other proceedings in which substantial or indeterminate damages or fines are sought, or where such matters are in the early stages, the Company cannot estimate losses or ranges of losses for such matters where there is only a reasonable possibility that a loss may be incurred. In addition, there are numerous factors that result in a greater degree of complexity in class-action lawsuits as compared to other types of litigation. Due to the many intricacies involved in class-action lawsuits particularly in the early stages of such matters, obtaining clarity on a reasonable estimate is difficult which may call into question its reliability. There can be no assurance that these matters will not have a material adverse effect on the Company's results of operations in any future period, and a material judgment, fine or sanction could have a material adverse impact on the Company's financial condition and results of operations. However, it is the opinion of management, after consultation with legal counsel that, based on information currently available, the ultimate outcome of these matters will not have a material adverse impact on the business, financial condition or operating results of the Company although they might be material to the operating results for any particular reporting period. The Company carries directors' and officers' liability insurance coverage for potential claims, including securities actions, against the Company, Knight and GETCO and their respective directors and officers.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

17. Commitments and Contingent Liabilities (Continued)

  Litigation Related to the Mergers

        Federal Litigation:    Between May 19 and May 23, 2017, five putative class actions relating to the Mergers were filed by shareholders of KCG against KCG and its board of directors in the United States District Court for the Southern District of New York. The cases are captioned Siegal v. KCG Holdings, Inc., et al., Case No. 1:17-cv-3886, Berg v. KCG Holdings, Inc., et al., Case No. 1:17-cv-3802, Pauza v. KCG Holdings, Inc., et al., Case No. 1:17-cv-3885, Evangelista v. KCG Holdings, Inc., et al., Case No. 1:17-cv-3959, and Klein v. KCG Holdings, Inc., et al., Case No. 1:17-cv-3946. The Klein and Berg complaints also name as defendants Virtu and Merger Sub. The complaints assert that the defendants violated Sections 14(a) and 20(a) of the Exchange Act in connection with the preliminary proxy statement filed with the SEC by KCG in connection with the Merger. On May 31, 2017, the parties to these litigations entered into a memorandum of understanding that sets forth an agreement in principle to settle and release all claims asserted by plaintiffs in the litigations. The settlement is subject to, among other things, the negotiation and execution of definitive documentation.

        State Litigation:    On June 2, 2017, a complaint relating to the Mergers was filed against the Company, the Company board, Virtu, Merger Sub and Jefferies in the Delaware Chancery Court. The case is captioned Greenway v. KCG Holdings, Inc., et al., Case No. 2017-0421-JTL (the "Greenway Action"). Among other things, the complaint alleges that, prior to the time that the Company board approved the voting agreement between Jefferies and Virtu on April 20, 2017, Jefferies and Virtu reached an "agreement", "arrangement" or "understanding" with respect to the "ownership" of Jefferies' shares of Company common stock, as those terms are defined in the DGCL, thereby causing Virtu to become an "interested stockholder" under, and subject to the restriction on business combinations set forth in, Section 203 of the DGCL. Jefferies and Virtu deny that they entered into any agreement, arrangement or understanding within the meaning of Section 203 of the DGCL prior to the Company board approval and dispute the assertion that Virtu was an interested stockholder under Section 203. On June 2, 2017, the plaintiff filed a motion seeking to enjoin preliminarily the stockholder vote on the merger proposal on several grounds. The Delaware Chancery Court declined to hold expedited proceedings or entertain a preliminary injunction motion on certain of the plaintiff's claims, but it has scheduled a hearing on July 7, 2017 on the plaintiff's claim that Virtu was an interested stockholder prior to the Company board approval and the Mergers thus is subject to the restrictions in Section 203 of the DGCL.

  Other Legal and Regulatory Matters

        The Company owns subsidiaries including regulated entities that are subject to extensive oversight under federal, state and applicable international laws as well as self-regulatory organization ("SRO") rules. Changes in market structure and the need to remain competitive require constant changes to the Company's systems and order handling procedures. The Company makes these changes while continuously endeavoring to comply with many complex laws and rules. Compliance, surveillance and trading issues common in the securities industry are monitored by, reported to, and/or reviewed in the ordinary course of business by the Company's regulators in the U.S. and abroad. As a major order flow execution destination, the Company is named from time to time in, or is asked to respond to a number of regulatory matters brought by U.S. regulators, foreign regulators, SROs, as well as actions brought by private plaintiffs, which arise from its business activities. There has recently been an increased focus

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

17. Commitments and Contingent Liabilities (Continued)

by regulators on Anti-Money Laundering and sanctions compliance by broker-dealers and similar entities, as well as an enhanced interest on suspicious activity reporting and transactions involving microcap securities. In addition, there has been an increased focus by Congress, federal and state regulators, SROs and the media on market structure issues, and in particular, high frequency trading, best execution, internalization, ATS manner of operations, market fragmentation and complexity, colocation, access to market data feeds and remuneration arrangements, such as payment for order flow and exchange fee structures. The Company has received information requests from various authorities, including the SEC, requesting, among other items, information regarding these market structure matters, which the Company is in the process of responding.

        The Company is currently the subject of various regulatory reviews and investigations by federal, state and foreign regulators and SROs, including the SEC, the U.S. Department of Justice, the Financial Industry Regulatory Authority, Inc. and the Financial Conduct Authority ("FCA"). In some instances, these matters may rise to a disciplinary action and/or a civil or administrative action. For example, the Autorité des Marchés Financiers ("AMF") recently completed an investigation of GETCO's trading activities on Euronext for the period 2010 to 2012. In a decision, dated July 8, 2016, the AMF's enforcement committee imposed a €400,000 monetary penalty on GETCO which the Company decided not to appeal. The Company fully reserved for the monetary penalty in the second quarter of 2016 and anticipates paying the fine later in 2017.

  Contract Obligations

        During the normal course of business, the Company collateralizes certain leases or other contractual obligations through letters of credit or segregated funds held in escrow accounts. At June 30, 2017, the Company had provided letters of credit for $10.1 million, collateralized by cash, as a guarantee for several of its lease obligations and for a trading JV. In the ordinary course of business, KCG also has provided, and may provide in the future, unsecured guarantees with respect to the payment obligations of certain of its subsidiaries under trading, repurchase, financing and stock loan arrangements, as well as under certain leases.

  Guarantees

        The Company is a member of exchanges that trade and clear futures contracts. Associated with its memberships, the Company may be required to pay a proportionate share of the financial obligations of another member who may default on its obligations to the exchange. Although the rules governing different exchange memberships vary, in general the Company's guarantee obligations would arise only if the exchange had previously exhausted its resources. In addition, any such guarantee obligation would be apportioned among the other nondefaulting members of the exchange. Any potential contingent liability under these membership agreements cannot be estimated. The Company has not recorded any contingent liability in the financial statements for these agreements and management believes that any potential requirement to make payments under these agreements is remote.

  Representations and Warranties

        In the normal course of its operations, the Company enters into contracts that contain a variety of representations and warranties which provide general indemnifications. The Company's maximum

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

17. Commitments and Contingent Liabilities (Continued)

exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company believes the risk of significant loss is minimal.

        Urban, the reverse mortgage origination and securitization business that was sold by KCG in November 2013, has advised KCG that it will seek indemnification from KCG for losses on certain loans that were underwritten prior to KCG's disposition of Urban. This potential obligation relates to approximately 40 loans which have been identified as either loans pursuant to which Urban was required to provide an indemnification to the U.S. Department of Housing and Urban Development ("HUD") in the event the loans sustained losses or as not qualifying for HUD insurance. Based on information currently available, KCG estimates that its maximum exposure to losses with respect to reimbursing Urban for any potential losses on these loans will not exceed $10.1 million. The Company has not recorded any liabilities related to these potential losses as of June 30, 2017.

18. Financial instruments with Off-Balance Sheet Risk and Concentrations of Credit Risk

        As a market maker in global equities, fixed income, futures, options, commodities and currencies, the majority of the Company's securities transactions are conducted as principal or riskless principal with broker dealers and institutional counterparties primarily located in the United States. The Company self-clears substantially all of its U.S. equity and option securities transactions. The Company clears a portion of its securities transactions through third party clearing brokers. Foreign transactions are settled pursuant to global custody and clearing agreements with major U.S. banks. Substantially all of the Company's credit exposures are concentrated with its clearing brokers, broker dealer and institutional counterparties. The Company's policy is to monitor the credit standing of counterparties with which it conducts business.

        Financial instruments sold, not yet purchased, at fair value represent obligations to purchase such securities (or underlying securities) at a future date. The Company may incur a loss if the market value of the securities subsequently increases.

        The Company currently has no loans outstanding to any former or current executive officer or director.

19. Business Segments

        As of June 30, 2017, the Company's operating segments comprised the following: (i) Market Making; (ii) Global Execution Services; and (iii) Corporate and Other.

        The Market Making segment principally consists of market making in the cash, futures and options markets across global equities, options, fixed income, currencies and commodities. As a market maker, the Company commits capital on a principal basis by offering to buy securities from, or sell securities to, broker dealers, banks and institutions. The Company engages in principal trading in the Market Making segment direct to clients as well as in a supplemental capacity on exchanges, ECNs and ATSs. The Company is an active participant on all major global equity and futures exchanges and also trades on substantially all domestic electronic options exchanges. As a complement to electronic market making, the cash trading business handles specialized orders and also transacts on the OTC Bulletin Board marketplaces operated by the OTC Markets Group Inc. and the AIM.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

19. Business Segments (Continued)

        Results for the Company's former retail U.S. options market making business and DMM business are included in Market Making segment up to the date of its sale in 2016.

        The Global Execution Services segment comprises agency-based trading and trading venues, offering execution services in global equities, options, futures and fixed income on behalf of institutions, banks and broker dealers. The Company earns commissions as an agent on behalf of clients as well as between principals to transactions; in addition, the Company will commit capital on behalf of clients as needed. Agency-based, execution-only trading in the segment is done primarily through a variety of access points including: (i) algorithmic trading and order routing in global equities and options; (ii) institutional sales traders executing program, block and riskless principal trades in global equities and ETFs; (iii) a fixed income ECN that also offers trading applications; and (iv) an ATS for U.S. equities.

        In September 2016, the Company completed the acquisition of Neonet. Neonet is an independent agency broker and execution specialist based in Stockholm, Sweden. The results of Neonet, beginning on the date of acquisition, are included in this segment.

        The Corporate and Other segment contains the Company's investments, principally in strategic trading-related opportunities; manages the deployment of capital across the organization; houses executive management functions; and maintains corporate overhead expenses and all other income and expenses that are not attributable to the Company's other segments. The Corporate and Other segment also contains functions that support the Company's other segments such as self-clearing services, including stock lending activities.

        The Company's revenues and income (loss) before income taxes ("Pre-tax earnings") by segment are summarized in the following table (in thousands):

	Market Making	Global Execution Services	Corporate and Other(1)	Consolidated Total
For the three months ended June 30, 2017:
Revenues	$149,184	$64,640	$2,771	$216,595
Pre-tax earnings	(28,837)	(13,653)	(33,212)	(75,702)
For the three months ended June 30, 2016:
Revenues	$211,824	$68,138	$39,952	$319,914
Pre-tax earnings	40,510	1,684	12,371	54,565
For the six months ended June 30, 2017:
Revenues	$326,883	$136,175	$8,911	$471,969
Pre-tax earnings	(10,814)	(11,660)	(53,632)	(76,106)
For the six months ended June 30, 2016:
Revenues	$470,742	$144,532	$50,064	$665,338
Pre-tax earnings	115,999	7,945	(9,414)	114,530

(1)
Amounts shown in the Corporate and Other segment include eliminations of income statement items included in the Company's other segments.

KCG HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

20. Subsequent Events

        As noted in Footnote 1, "Organization and Description of Business", on April 20, 2017, the Company announced that it has reached a definitive agreement for Virtu to acquire all outstanding shares of KCG's Class A Common Stock for $20.00 per share in cash (the "Merger Consideration"). In addition, at the Effective Time, (i) each stock option of the Company that is outstanding and unexercised immediately before the Effective Time will be cancelled in consideration for the right to receive a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of such stock option; (ii) each stock appreciation right of the Company that is outstanding and unexercised immediately before the Effective Time will be canceled in consideration for the right to receive a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of such stock appreciation right; (iii) each restricted share unit of the Company will become fully vested (contingent upon the closing of the Merger) and cancelled and converted into the right to receive the Merger Consideration; and (iv) the right of each holder of a warrant of the Company that is outstanding immediately before the Effective Time to receive shares of KCG Class A Common Stock upon exercise of each such warrant will be converted into the right to receive, upon exercise of each such warrant, a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of such warrant.

        The transaction closed on July 20, 2017.

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  Exhibit 99.1
KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
KCG HOLDINGS, INC. CONSOLIDATED STATEMENT OF CHANGES IN EQUITY For the six months ended June 30, 2017 (Unaudited)
KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
KCG HOLDINGS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)